LEASE AGREEMENT

                                PRODUCTION COURT

                                    LAKE CITY

TENANT:    SPECTRUM SIGNAL PROCESSING INC.

LEASE COMMENCEMENT:  February 1, 1999







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                                TABLE OF CONTENTS

                                                                           PAGE

1.         DEFINITIONS........................................................1

           1.1       Additional Rent..........................................1
           1.2       Additional Services......................................1
           1.3       Base Rent................................................2
           1.4       Building.................................................2
           1.5       Business Day.............................................2
           1.6       Capital Tax..............................................2
           1.7       Commencement Date........................................2
           1.8       Common Areas.............................................2
           1.9       Cost of Additional Services..............................2
           1.10      Insured Damage...........................................3
           1.11      Land.....................................................3
           1.12      Landlord's Architect.....................................3
           1.13      Lease....................................................3
           1.14      Leasehold Improvements...................................3
           1.15      Normal Business Hours....................................3
           1.16      Offer to Lease...........................................4
           1.17      Operating Costs..........................................4
           1.18      Parking Garage...........................................5
           1.19      Permitted Use............................................5
           1.20      Premises.................................................5
           1.21      Prime Rate...............................................6
           1.22      Property.................................................6
           1.23      Proportionate Share......................................7
           1.24      Rent.....................................................7
           1.25      Rentable Area............................................7
           1.26      Sales Tax................................................7
           1.27      Taxes....................................................7
           1.28      Term.....................................................8

2.         PREMISES AND INTENT................................................8

           2.1       Premises.................................................8
           2.2       Intent...................................................8
           2.3       Parking..................................................8
           2.4       Subdivision of Land......................................9

3.         TERM...............................................................9

           3.1       Term.....................................................9

4.         RENT..............................................................10

           4.1       Base Rent...............................................10


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           4.2       Additional Rent.........................................11
           4.3       Estimate of Additional Rent.............................12
           4.4       Adjustment for Additional Rent..........................12
           4.5       Building Not Fully Occupied.............................12
           4.6       Direct Assessment.......................................12
           4.7       Landlord Tax Obligation.................................13
           4.8       Amounts Past Due........................................13
           4.9       Value-Added Tax.........................................13
           4.10      Waiver of Offset........................................14
           4.11      Receipts, etc...........................................14
           4.12      Allocation of Taxes.....................................14

5.         TENANT'S COVENANTS................................................14

           5.1       Occupancy...............................................14
           5.2       Rent....................................................14
           5.3       Permitted Use...........................................14
           5.4       Waste and Nuisance......................................15
           5.5       Floor Loads.............................................15
           5.6       Insurance Risks.........................................16
           5.7       Noxious Fumes and Odours................................16
           5.8       Condition...............................................16
           5.9       By-Laws.................................................16
           5.10      Rules and Regulations...................................17
           5.11      Surrender, Overholding..................................17
           5.12      Exterior Signage........................................17
           5.13      Inspection and Access...................................18
           5.14      Exhibiting Premises.....................................18
           5.15      Name of Building........................................18
           5.16      Acceptance of Premises..................................18
           5.17      No Auction..............................................18
           5.18      Yard and Parking Obstruction............................19
           5.19      Relocation of Premises..................................19

6.         LANDLORD'S COVENANTS..............................................19

           6.1       Quiet Enjoyment.........................................19
           6.2       By-Laws.................................................19

7.         UTILITIES.........................................................19

           7.1       Utilities...............................................19
           7.2       Excess Use..............................................20
           7.3       Energy Conservation.....................................20

8.         REPAIR, DAMAGE AND DESTRUCTION....................................20

           8.1       Landlord's Repairs......................................20
           8.2       Tenant's Repairs........................................21


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           8.3       Abatement and Termination...............................22

9.         LICENSES, ASSIGNMENTS AND SUBLETTINGS.............................24

           9.1       Licenses................................................25
           9.2       Assignments and Sublettings.............................25

10.        FIXTURES AND IMPROVEMENTS.........................................27

           10.1      Installation of Fixtures and Improvements...............27
           10.2      Liens and Encumbrances on Fixtures and Improvements.....28
           10.3      Tenant's Goods..........................................29
           10.4      Removal of Fixtures and Improvements....................29

11.        INSURANCE, LIABILITY AND INDEMNITY................................29

           11.1      Landlord's Insurance....................................29
           11.2      Tenant's Insurance......................................30
           11.3      Limitation of Landlord's Liability......................31
           11.4      Indemnity...............................................31

12.        SUBORDINATION, ATTORNMENT, REGISTRATION AND

           CERTIFICATES......................................................32

           12.1      Subordination and Attornment............................32
           12.2      Registration............................................33
           12.3      Certificates............................................33

13.        REMEDIES OF LANDLORD ON TENANT'S DEFAULT..........................33

           13.1      Remedying by Landlord, Non-Payment and Interest.........34
           13.2      Remedies Cumulative.....................................34
           13.3      Right of Re-entry on Termination........................34
           13.4      Re-entry and Termination................................35
           13.5      Rights on Re-entry......................................35
           13.6      Distress................................................35
           13.7      Payment of Rent, etc., on Termination...................35

14.        CANCELLATION OF INSURANCE AND EVENTS TERMINATING LEASE............36

           14.1      Cancellation of Insurance...............................36
           14.2      Default.................................................36

15.        MISCELLANEOUS.....................................................38

           15.1      Notices.................................................38
           15.2      Entire Agreement........................................39
           15.3      Area Determination......................................39
           15.4      Successors and Assigns, Interpretation..................39
           15.5      Force Majeure...........................................39
           15.6      Waiver..................................................39


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           15.7      Governing Law, Covenants, Severability..................40
           15.8      Headings, Captions......................................40
           15.9      Time for Payment........................................40
           15.10     Time of Essence.........................................40
           15.11     Option to Expand........................................40
           15.12     Right of First Offer....................................41
           15.13     Right of Cancellation...................................42
           15.14     Options to Renew........................................43
           15.15     Bicycle Storage.........................................44
           15.16     Landlord's Warranty.....................................44
           15.17     Consents and Approvals..................................44
           15.18     Landlord's Notice.......................................44
           15.19     Arbitration.............................................45



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LEASE AGREEMENT made the                day of July, 1998
                         --------------

BETWEEN:

     KAB PROPERTIES INC., B.C. Incorporation No. 397623, a body corporate carrying on business at 2694 -1055 Dunsmuir Street, Four Bentall Centre, P.O. Box 49297, in the City of Vancouver, in the Province of British Columbia, V7X 1L3

     (hereinafter called the "Landlord")

AND:

     SPECTRUM SIGNAL PROCESSING INC., B.C. Incorporation No. 331399, a body corporate carrying on business at 100 Production Court, 8525 Baxter Place, in the City of Burnaby, in the Province of British Columbia, V5A 4V7

     (hereinafter called the "Tenant")

WHEREAS:

A. the Landlord is the registered owner of that certain parcel of land situated in the City of Burnaby, in the Province of British Columbia and more particularly described in Schedule A hereof (the "Land"); and

B. the Landlord has constructed office/warehouse buildings upon the Land, one of which is shown as "the Building" on the site plan attached hereto as Schedule B1 (the "Building"); and

C. the Tenant has agreed to lease space in the Building, which will comprise the area more particularly hereinafter set forth for the term and at the rental and subject to the terms, covenants, conditions and agreements hereinafter contained;

WITNESSETH THAT:

1. DEFINITIONS

In this Lease the following expressions shall have the following meanings:

1.1 ADDITIONAL RENT

"Additional Rent" means the payments of Operating Costs and Taxes and any other payments which the Tenant is required to make to the Landlord pursuant to this Lease.

1.2 ADDITIONAL SERVICES

"Additional Services" means the services and supervision supplied by the Landlord from time to time to the Tenant and which are additional to the normal operation and maintenance of the Property and other services which the Landlord may agree or has agreed to supply pursuant to the provisions of this Lease and "Additional Service" means any one of them.




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1.3        BASE RENT

"Base Rent" means the fixed annual rent calculated and payable pursuant to
Article 4.1.

1.4        BUILDING

"Building" means the building as defined in Recital C on page 1 of this Lease.

1.5        BUSINESS DAY

"Business Day" means a day other than a Saturday, Sunday or statutory holiday in British Columbia.

1.6        CAPITAL TAX

"Capital Tax" means an imputed amount presently or hereafter imposed from time to time upon the Landlord and payable by the Landlord and which is levied or assessed against the Landlord on account of its ownership of or capital employed in the Land and Building. Capital Tax shall be imputed as if the amount of such tax were that amount due if the Land and Building were the only real property of the Landlord and Capital Tax includes the amount of any capital or place of business tax levied by the provincial government, the government of Canada, or any other applicable taxing authority against the Landlord with respect to the Land and Building whether or not known as Capital Tax or by any other name.

1.7        COMMENCEMENT DATE

"Commencement Date" means the first day of the Term as set out in Article 3.1.

1.8        COMMON AREAS

"Common Areas" means those areas of the Building and those areas of the Property other than any other building thereon, as may be so designated by the Landlord from time to time, including without limitation, corridors, electrical rooms, washrooms, staircases, retaining walls, roofs, all exterior areas, facilities, improvements, equipment and installations of the Building and on the Property, pedestrian sidewalks, landscaped and planted areas, general signs, entrances and exits, roads and other means of access to and serving the Building and Property, loading docks and areas, delivery passages, truckways, parking areas, all general signs and all other facilities available for the use and/or benefit of all tenants, their officers, employees, agents, customers, invitees and licensees.

1.9        COST OF ADDITIONAL SERVICES

"Cost of Additional Services" means in the case of Additional Services provided by the Landlord a reasonable charge made therefor by the Landlord which shall not exceed the cost of obtaining such services from independent contractors, and in the case of Additional Services provided by independent contractors, the Landlord's total cost of providing Additional Services to the Tenant including the cost of all labour (including salaries, wages and fringe benefits) and materials and other direct expenses incurred, the cost of supervision and other


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indirect expenses capable of being allocated thereto (such allocation to be made upon a reasonable basis) and all other out-of-pocket expenses made in connection therewith including amounts paid to independent contractors, plus in either case, an amount equal to 15 percent thereof. A report of the Landlord's independent chartered accountant as to the amount of any Cost of Additional Services shall be conclusive, should a dispute arise. The determination of the Cost of Additional Services shall exclude any goods and services taxes, sales taxes, value added taxes or any other taxes payable or paid by the Landlord in respect of Additional Services except to the extent that the Landlord does not receive, or is not entitled to receive, a credit or reimbursement for those taxes pursuant to the applicable tax legislation.

1.10       INSURED DAMAGE

"Insured Damage" means the part of any damage occurring to the Premises for which the Landlord is responsible of which the cost of repair is actually recoverable by the Landlord under a policy of insurance in respect of fire and other perils from time to time effected by the Landlord.

1.11       LAND

"Land" means the land as defined in Recital A on page 1 of this Lease. If the Land is subdivided at any time, then except as used in Articles 1.17 and 5.4 and Schedule C, where its meaning will remain unchanged at the Landlord's option, "Land" will thereafter mean the resulting legal parcel within which the Building is then located.

1.12       LANDLORD'S ARCHITECT

"Landlord's Architect" means the architect, or engineer or quantity surveyor selected by the Landlord from time to time for the purposes of making determinations hereunder.

1.13       LEASE

"Lease", "hereof", "herein", "hereunder" and similar expressions mean or refer to this Lease and includes all other Schedules attached hereto, and any amendments thereof made from time to time by the parties in writing.

1.14       LEASEHOLD IMPROVEMENTS

"Leasehold Improvements" means all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant or any previous tenant of the Premises with the exception of trade fixtures or furniture and equipment not of the nature of fixtures, and includes all wall-to-wall carpeting (whether or not supplied by the Landlord), and all window coverings.

1.15       NORMAL BUSINESS HOURS

"Normal Business Hours" means the hours from 7:30 a.m. to 6:00 p.m., Monday to Friday, inclusive, of each week, statutory holidays excepted.



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1.16       OFFER TO LEASE

"Offer to Lease" means that certain Counter-Offer to Lease dated for reference December 23, 1997 including amendments proposed by the Landlord dated January 9, 1998, proposed amendments set forth in a letter dated January 16, 1998 from Royal LePage Commercial Inc. to the Landlord, comments set forth in a letter dated January 16, 1998 from the Landlord to Royal LePage Commercial Inc., all as amended and finalized by agreement between the parties dated for reference January 28, 1998, copies of which are annexed hereto as Exhibit 1.

1.17       OPERATING COSTS

"Operating Costs" means the total of all expenses, costs and outlays of every nature incurred in the complete maintenance, repair (excluding repairs which pursuant to Article 8.1 the Landlord is to carry out at its own expense), operation, insuring and management of the Property and the carrying out of the Landlord's obligations under this Lease and similar tenant leases, all calculated in accordance with generally accepted accounting principles. Without limiting the generality of the foregoing, Operating Costs includes all such expenses, costs and outlays relating to the following: Common Areas; all utilities not separately metered to tenants; security; all insurance required to be carried by the Landlord pursuant hereto and all other insurance relating to the Property as placed by the Landlord from time to time in the Landlord's sole discretion; repairs and replacements to the Building and its components including, without limitation, repairs pursuant to Article 8.1; accounting and auditing; all amounts paid to employees or third parties relating to work performed in relation to the Property including in the case of employees all usual benefits; should the Landlord elect to manage the Property itself a fee for management and administration of the Property calculated at four percent of the total Rent payable by all tenants in the Building; supplies and materials used in relation to operating and maintaining the Property; uniforms; provision of a building superintendent and associated personnel including a reasonable rental value for office space used by those persons and related expenses; all outdoor maintenance including landscaping and snow removal; operation and maintenance of parking area (including reasonable depreciation and materials for resurfacing the parking area); preventative maintenance and inspection; cost of consulting engineering fees; costs of all service contracts, legal and consulting services; taxes (other than income taxes and any so-called "corporate profits" or "excess profits" taxes assessed on the Landlord's income), including:

     (a) Capital Tax, goods and services taxes, sales taxes, excise taxes, value added taxes and any other taxes payable or paid by the Landlord in respect of Operating Costs, except to the extent that the Landlord receives, or is entitled to receive, a credit or reimbursement for those taxes pursuant to the applicable tax legislation;

     (b) cost of each "major expenditure" (as hereinafter defined) as amortized over the period of the Landlord's reasonable estimate of the economic life of the item acquired, but not to exceed 15 years, using equal monthly installments of principal and interest at the prime commercial loan rate charged at the time of the expenditure to borrowers having the highest credit rating from time to time by the main branch, in British Columbia of the Landlord's principal bank at the time, per annum compounded semi-annually, where "major expenditure" shall mean any single expenditure incurred during or subsequent to the fiscal period in which the lease commences, for replacement of machinery, equipment, building elements, repairs, systems or facilities in connection with the Property or the Building, which expenditure is more than ten percent of the total Operating Costs for the previous fiscal period, or for modifications or additions to the Property if one of the principal purposes of such modification or addition was to reduce energy consumption or Operating Costs or was required by government regulation; and



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     (c)  depreciation of: (1) the costs and expenses including repair and replacement, of all maintenance and cleaning equipment and master utility meters, and (2) the costs and expenses incurred for repairing or replacing all other fixtures, equipment and facilities serving or comprising the Building which by their nature, require periodic or substantial repair or replacement unless they are charged fully in the year in which they are incurred, in accordance with sound accounting principles.

For greater certainty, the determination of Operating Costs shall exclude any taxes payable by the Landlord in respect of Operating Costs to the extent that the Landlord receives, or is entitled to receive, a credit or reimbursement for those taxes pursuant to the applicable tax legislation.

To the extent that any component of Operating Costs should be allocated, in the reasonable opinion of the Landlord, to the Building, to any other building or buildings on the Land, or to a particular tenant or group of tenants, the Landlord shall allocate that component of Operating Costs accordingly.

Operating Costs will not include the Landlord's payments of principal and interest in repayment of any loan secured by a mortgage encumbering the Building and the Land.

Any report of the Landlord's auditor or other licensed public accountant appointed by the Landlord for the purpose, shall be conclusive as to the amount of Operating Costs for any period to which such report relates.

1.18       PARKING GARAGE

"Parking Garage" means the parking garage constituting part of the Building as shown outlined in red on the plans attached hereto as Schedule B2.

1.19       PERMITTED USE

"Permitted Use" means the use specified in Article 5.3.

1.20       PREMISES

"Premises" means the following portions of the Building:

     (a) beginning on the Commencement Date and continuing throughout the Term, those portions of the Building shown outlined in red on the plans attached hereto as Schedule B3 will be the Premises, or will be included in the Premises together with any other portions of the Building so designated in any or all of the following paragraphs (b),
          (c) and (d);



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     (b)  if the Tenant exercises its option under Article 15.11 as and when provided in Article 15.11, then beginning on the "Option Space. Commencement Date" (as defined in Article 15.11) and continuing throughout the remainder of the Term, the portion of the third floor of the Building shown outlined in red on the plan attached hereto as Schedule B4 (the "Option Space") will be included in the Premises;

     (c) if the Tenant exercises its rights under Article 15.12 as and when provided in Article 15.12, then beginning on any "RFO Commencement Date" (as defined in Article 15.12) and continuing throughout the remainder of the Term, the "RFO Space" (as defined in Article 15.12) as to which the Tenant exercises said rights will be included in the Premises; and

     (d) beginning on the fifth anniversary of the Commencement Date and continuing throughout the Term, the portion of the fourth floor of the Building shown outlined in red on the plan attached hereto as Schedule B5 (the "Expansion Space") will be included in the Premises, except that if the Landlord gives the Tenant the notice provided for under
          Article 15.11(c)(2), then the Option Space and not the Expansion Space will become included in the Premises beginning on the fifth anniversary of the Commencement Date and, except as may be applicable under Article 15.12, the Landlord will have no further obligation whatsoever to the Tenant regarding the Expansion Space and the Tenant will have no further rights with respect to the Expansion Space;

The foregoing notwithstanding, the exterior face of the Building, all stacks, shafts, pipes, conduits, ducts and other building facilities, the heating, electrical, plumbing, air conditioning and other systems in the Building, and all stairways, passageways, balconies, mechanical rooms, washrooms and other facilities not exclusively or primarily serving the Premises in whole or in part, are expressly excluded from the Premises and the use thereof, as well as access thereto through the Premises for the purpose of use, operation, maintenance, replacement and repair, are expressly reserved to the Landlord.

1.21       PRIME RATE

"Prime Rate" means that rate of interest announced from time to time by the main branch in the Province of British Columbia of the Landlord's principle bank at the time, as a reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made in Canada.

1.22       PROPERTY

"Property" means the Land and the Building and all other buildings and improvements on the Land as are from time to time existing thereon.



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1.23       PROPORTIONATE SHARE

"Proportionate Share" means the ratio which (during each calendar year) the Rentable Area of the Premises bears to the total Rentable Area in the Building.

1.24       RENT

"Rent" means the Base Rent and the Additional Rent.

1.25       RENTABLE AREA

"Rentable Area" means, as to the Building, all floor area (excluding portions of the Parking Garage not included within the Premises or premises leased to any other tenant of the Building) measured from the exterior face of the predominant building line and includes, without limitation, all stairways, passageways, balconies, mechanical rooms, washrooms and other facilities and, as to the Premises, all floor area measured from the exterior face of the predominant building line in the case of exterior walls and to the centre of partitions that separate the Premises from adjoining premises or Common Areas and includes, without limitation, all stairways, passageways, balconies, mechanical rooms, washrooms and other facilities exclusively or primarily serving the Premises in whole or in part and a portion of the Common Areas in the Building (excluding the Parking Garage) being that ratio that the Premises bear to the Rentable Area of the Building less the Common Areas. There shall be no deductions for vestibules or other recessed areas inside the said predominant building line, or for columns, ducts, projections or other structural elements necessary to the Building. The foregoing notwithstanding, the Rentable Area of the Premises will be determined in accordance with the 1986 BOMA Measurement Standards.

1.26       SALES TAX

"Sales Tax" shall have the meaning set out in Article 4.9.

1.27       TAXES

"Taxes" means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, provincial, federal or otherwise, levied, imposed or assessed against the Building, the Land and any Leasehold Improvements or any of them, or upon the Landlord in respect thereof or from time to time levied, imposed or assessed in lieu thereof, including those levied, imposed or assessed for education, schools and local improvements, and including all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments, unless the deferred payments are the result of the Landlord's negligence) incurred by the Landlord in good faith in contesting, resisting or appealing any taxes, rates, duties, levies or assessments, but excluding taxes and license fees in respect of any business carried on by tenants and occupants of the Building (including the Landlord), income or profits taxes upon the income of the Landlord to the extent such taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Building, the Land or Leasehold Improvements or upon the Landlord in respect thereof and Sales Tax imposed or levied against the Tenant in respect of the Rent or Cost of Additional Services payable by the Tenant to the Landlord or the provision of rental space by the Landlord to the Tenant, and shall also include any and all taxes which may in the future be levied in lieu of Taxes as hereinbefore defined.



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1.28       TERM

"Term" means the term of this Lease set forth in Article 3.1 and any extension thereof and any period of permitted overholding.

2.         PREMISES AND INTENT

2.1        PREMISES

In consideration of the rents, covenants, agreements and conditions hereinafter reserved and contained on the part of the Tenant to be respectively paid, kept, observed and performed, the Landlord hereby demises and leases unto the Tenant the Premises. Subject to final determination by the Landlord's Architect in accordance with BOMA 1986 standards and subject to any change in Rentable Area due to the exercise of any of the Tenant's rights under Article 15.11 or Article
15.12 by amendment of this Lease in accordance with its terms, the Rentable Area of the Premises will be approximately 62,600 square feet during the first through fifth years of the Term and approximately 74,600 square feet during the sixth through tenth years of the Term. The certificate of measurement prepared by the Landlord's Architect shall be final and binding upon the parties hereto as to such Rentable Area.

2.2        INTENT

The Tenant acknowledges and agrees that this Lease shall be a completely net lease for the Landlord except as expressly herein set out and the Landlord shall not be responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, or the contents thereof and without limiting the generality of the foregoing, the Tenant shall be liable for the payment of all charges, impositions and expenses of every nature and kind relating to the Premises and the contents thereof and its Proportionate Share of Operating Costs and Taxes as defined herein.

2.3        PARKING

     (a) Throughout the Term, the Tenant will be entitled at no additional cost to the use of four reserved parking stalls on the top levels of the Parking Garage for each 1,000 square feet of Rentable Area of the Premises as of the Commencement Date.

     (b) From and after the date on which the Expansion Space (or the Option Space in place thereof) becomes part of the Premises under Article 1.20(d), and continuing throughout the Term, the Tenant will be entitled at no additional cost to the use of three reserved parking stalls on the top levels of the Parking Garage for each 1,000 square feet of Rentable Area of such portion of the Expansion Space (or the Option Space if applicable under Article 1.20(d).



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     (c)  From and after the date on which the Tenant begins to pay Rent for all or any portion of the Option Space (unless the Option Space is in place of the Expansion Premises under Article 1.20(d)) or RFO Space, the Tenant will be entitled, upon payment of a charge per parking stall equal to the then prevailing market rate as mutually agreed to by the Landlord and the Tenant, to the use of a number of reserved parking stalls in the Parking Garage calculated by multiplying the "Building Parking Ratio" (as defined below) by the Rentable Area of such portion of the Option Space or RFO Space, and dividing the result by 1,000. As used herein, the term "Building Parking Ratio" means the total number of parking spaces designated by the Landlord from time to time in the Parking Garage for the use of tenants in the Building, divided by the Rentable Area of all portions of the Building rented or available to be rented to tenants from time to time, and multiplied by 1,000, provided however, that the "Building Parking Ratio" will never be less than 2.71 for purposes of this Article 2.3(c).

     (d) The Landlord will have no obligation to monitor the use of or to police the Parking Garage or any other parking area, lot, facility or structure used by the Tenant or any tenant of the Building.

2.4        SUBDIVISION OF LAND

Should the Landlord deem it advisable to subdivide the Land, the Tenant will on the Landlord's request sign and deliver any documents required by any government authority with jurisdiction over subdivision or registration of land to evidence the Tenant's assent to such subdivision and, if any notice of this Lease is registered as a charge against the Landlord's title to the Land, the release of that charge except as to the resulting legal parcel on which the Building is then located. Any subdivision of the Land will not interfere with or restrict the Tenant's rights explicitly provided for hereunder.

3.         TERM

3.1        TERM

The term of this Lease shall be ten years and shall commence on February 1, 1999 (the "Commencement Date") to be fully completed and ended on January 31, 2009. The foregoing notwithstanding, if the Premises are not available to receive the Leasehold Improvements on or before November 3, 1998, then the Commencement Date will be postponed from February 1, 1999, one day for each day after November 3, 1998 that the Premises are not available to receive the Leasehold Improvements. If the Premises are not available to receive the Tenant's Leasehold Improvements on or before May 1, 1999, then the Landlord will pay the Tenant the reasonable costs that the Tenant demonstrates were incurred by the Tenant as a direct result of the delay in the Commencement Date from February 1, 1999. Subject to delays resulting from force majeure, if the Premises are not available to receive the Leasehold Improvements on or before August 1, 1999, either party may by written notice to the other terminate this Lease and the Offer to Lease, and upon the giving of such notice this Lease and the Offer to Lease will be null and void and of no further force or effect and neither party will have any liability or obligations to the other hereunder or under the Offer to Lease except for then existing defaults. Except as provided above, if the Premises should not be ready for occupancy by the Commencement Date for any reason, the Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. Should the term of this Lease commence on a date other than February 1, 1999, the Landlord and the Tenant will, at the request of the other, execute a declaration specifying a revised commencement date of the term of this Lease and in such event, rental under this Lease shall not commence until the said revised commencement date which shall be deemed to be the Commencement Date, and the stated Term in this Lease shall thereupon commence and the expiration date shall be extended so as to give effect to the full ten year term stated above plus the remaining portion, if any, of the calendar month in which the tenth anniversary of the revised commencement date occurs, such that the last day of the Term will be the last day of the calendar month in which the tenth anniversary of the revised commencement date occurs (and the Tenant will pay Rent, and all other sums due hereunder, for said remaining portion of the calendar month calculated on a pro rata basis).

4.         RENT

4.1        BASE RENT

From and after the Commencement Date, the Tenant shall pay to the Landlord a base annual rent (herein called "Base Rent") calculated as follows:

     (a) during each of the first through fifth years of the term (beginning on the Commencement Date and ending on the day immediately preceding the fifth anniversary of the Commencement Date), the Base Rent will be calculated by multiplying (1) the rate of $17.50 per square foot of Rentable Area of the Premises times (2) the Rentable Area of the Premises; and

     (b) during each of the sixth through tenth years of the term (beginning on the fifth anniversary of the Commencement Date and ending on the day immediately preceding the tenth anniversary of the Commencement Date) calculated by multiplying (1) the rate of $18.50 per square foot of Rentable Area of the Premises times (2) the Rentable Area of the Premises.

Such Base Rent, together with any adjustment of rent provided for herein then in effect, shall be due and payable in 12 equal installments during each year, on the first day of each calendar month during the Term, and the Tenant hereby agrees to so pay such rent to the Landlord at the Landlord's address as provided herein (or such other address as may be designated by the Landlord from time to time) monthly in advance without demand. If the Term as heretofore established commences on other than the first day of a month or terminates on other than the last day of a month, then the installment or installments so prorated shall be paid in advance.

The parties acknowledge that applying the provisions set forth above, and subject to any change in the Rentable Area of the Premises when measured by the Landlord's Architect, or due to the exercise of any of the Tenant's rights under
Article 15.11 or Article 15.12, or by amendment of this Lease in accordance with its terms, the total amount of Base Rent due during each of the first five years of the Term will be $1,095,500 and the total amount of Base Rent due during each of the sixth through tenth years of the Term will be $1,380,100.

The foregoing notwithstanding, the portions of the Base Rent specified below will be abated and will not be due hereunder for the following specified periods:

     1. during each of the first three months of the Term, Base Rent in the amount of $73,791.67 (applicable to 50,600 square feet of Rentable
          Area) will be abated;

     2. during each of the first through 12th months of the Term, Base Rent in the amount of $17,500 (applicable to 12,000 square feet of Rentable
          Area) will be abated;

     3. during each of the 13th and 25th months of the Term, Base Rent on those portions of the Building shown outlined in red on the plans attached hereto as Schedule B3 (for certainty, these areas are the entire first and second floors of the building, consisting of approximately 24,000 square feet each, a portion of the third floor of the building consisting of approximately 12,000 square feet, approximately 600 square feet behind the Building's ground floor entrance lobby, approximately 1,500 square feet on the ground floor and approximately 500 square feet on the second level of the Parking Garage) will be abated;

     4. during the 61st and 62nd months of the Term, Base Rent on the Expansion Space (or the Option Space if applicable under Article 1.20(d)), will be abated; and

     5. during the 63rd month of the Term, Base Rent on those portions of the Building shown outlined in red on the plans attached hereto as Schedule B3 and approximately 12,000 additional square feet, being the Expansion Space (or the Option Space in place thereof) will be abated.

4.2        ADDITIONAL RENT

From and after the Commencement Date, the Tenant shall pay as Additional Rent its Proportionate Share of Operating Costs and of Taxes, and all other sums to be paid by the Tenant hereunder including, without limitation, the Cost of Additional Services, if any, and the Landlord shall have the same remedies for default for the payment of Additional Rent as are available to the Landlord in the case of default in the payment of Base Rent. The foregoing notwithstanding, the Tenant will not be obligated to pay Additional Rent during the periods specified below with respect to the areas specified below:

     (a) during any portion of the first through 12th months of the Term preceding the date on which the Tenant or any of its personnel physically occupy, for the conduct of the Tenant's business, all or any part of the portion of the third floor of the Building included in the Premises as of the Commencement Date, the Tenant will not be obligated to pay additional Rent for the portion of the third floor of the Building included in the Premises as of the Commencement Date; and

     (b) during any portion of the 61st and 62nd months of the Term preceding the date on which the leasehold improvements in the Expansion Space are complete and the Tenant has occupied the Expansion Space for the conduct of its business, the Tenant will not be obligated to pay Additional Rent for the Expansion Space.

If prior to the Commencement Date the Tenant or any of its personnel physically occupy, for the conduct of the Tenant's business, any portion of the Premises, then during the period from the commencement of such occupation until the Commencement Date, the Tenant will pay as Additional Rent its Proportionate Share of Operating Costs and of Taxes, and all other sums to be paid by the Tenant hereunder including, without limitation, the Cost of Additional Services, for the portion of the Premises so occupied. The Tenant will, however, be released from its obligation to pay Additional Rent relative to the amount of space in their premises at 8525 Baxter Place, Burnaby, B.C. vacated as a result of them occupying space as outlined above prior to the Commencement Date.

4.3        ESTIMATE OF ADDITIONAL RENT

Prior to the Commencement Date, and thereafter prior to the commencement of each calendar year of the Tenant's occupancy the Landlord shall provide an estimate of Operating Costs and of Taxes for the portion of the calendar year in which the Commencement Date occurs and thereafter for each calendar year. The Tenant shall pay as Additional Rent its Proportionate Share of such estimate in 12 equal monthly installments during each year, on the first day of each calendar month during the Term, to the Landlord at the Landlord's address as provided herein (or such other address as may be designated by the Landlord from time to time) monthly in advance without demand. If the Term as heretofore established commences on other than the first day of a month, then the installment so prorated shall be paid in advance.

4.4        ADJUSTMENT FOR ADDITIONAL RENT

Within 150 days, or as soon thereafter as possible after the conclusion of each calendar year of the Term, the Landlord shall furnish to the Tenant a statement of the Landlord's actual Operating Costs and Taxes for the said calendar year or portion thereof as the case may be. A lump sum payment will be made from the Landlord to the Tenant or from the Tenant to the Landlord, equal to the Proportionate Share of an amount by which the actual Operating Costs and Taxes is less than the estimated Operating Costs and Taxes or equal to the Proportionate Share of an amount by which the actual Operating Costs and Taxes exceeds the estimated Operating Costs and Taxes respectively.

4.5        BUILDING NOT FULLY OCCUPIED

If the Building is not fully occupied during any year of the Term, an adjustment shall be made in computing the Operating Costs and Taxes for such year so that the Operating Costs and Taxes shall be computed for such year by dividing the initial figures by the fraction the numerator of which is the aggregate of the Rentable Area of the Premises and the rentable area of all other occupied premises in the Building and the denominator of which is the total Rentable Area in the Building, the intention being that, as this Lease is completely net to the Landlord, the Tenant together with all other tenants in the Building will pay the full amounts of Operating Costs and Taxes, each to the extent of its respective proportionate share.

4.6        DIRECT ASSESSMENT

The Tenant covenants to pay promptly:

     (a) when billed, all taxes, rates, duties, and charges levied, imposed, or assessed on its personal property, its use or occupation of the Premises, the business carried on therein, all fixtures, equipment, machinery of the Tenant therein or from time to time levied, imposed or assessed in the future in lieu thereof; and Taxes levied, imposed or assessed on all Leasehold Improvements in the Premises; and

     (b) in the event of a direct assessment of Taxes in respect of the Premises, the amount of such direct assessment, when billed (and to provide a copy of such assessment notice to the Landlord with evidence of such payment), plus its Proportionate Share of all Taxes on areas of the Property not demised specifically to tenants.

4.7        LANDLORD TAX OBLIGATION

The Landlord covenants with the Tenant, subject to the provisions of Articles
4.2 and 4.6, to pay the Taxes promptly when due. The Landlord shall have the right to appeal any Taxes assessed or levied against the Property or the Premises but shall not be obligated to so do. The reasonable cost, as determined by the Landlord, incurred by the Landlord to contest the Taxes shall be included in Operating Costs.

4.8        AMOUNTS PAST DUE

If the Tenant fails to pay, when the same is due and payable, any Base Rent, any Additional Rent or any other amounts payable by the Tenant under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a rate per annum which is two percentage points above the Prime Rate.

4.9        VALUE-ADDED TAX

Notwithstanding anything herein contained to the contrary, the Landlord and the Tenant acknowledge that the Rent and the Cost of Additional Services and any other amounts payable by the Tenant to the Landlord are exclusive of any goods and services taxes, sales taxes, excise taxes, value added taxes or any other taxes imposed in respect of the Rent and Cost of Additional Services payable by the Tenant to the Landlord for the provision of rental space and Additional Services by the Landlord to the Tenant under this Lease ("Sales Tax"). The Tenant shall pay to the Landlord an amount equal to any Sales Tax imposed on the Tenant which the Landlord is obligated to collect from the Tenant or which is assessed upon the Landlord with respect to the Rent and Cost of Additional Services payable by the Tenant to the Landlord pursuant to this Lease in respect of the rental of space (including parking stalls) and provision of Additional Services under this Lease, it being the intention of the Landlord and the Tenant that the Tenant shall bear full responsibility for payment of Sales Tax in respect of the rental of space (including parking stalls) and the provision of Additional Services by the Landlord to the Tenant hereunder. The amount of Sales Tax so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts against which that Sales Tax is being applied are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Despite any other provision of this Lease, the amounts payable by the Tenant under this paragraph shall be deemed not to be rent, but the Landlord shall have all of the same remedies for and recovery of such amounts as it has for recovery of Base Rent under this Lease.

4.10       WAIVER OF OFFSET

The Tenant hereby waives and renounces any and all existing and future claims, offsets and compensation against any Rent and agrees to pay such Rent regardless of any claim, offset or compensation which may be asserted by the Tenant or on its behalf.

4.11       RECEIPTS, ETC.

Whenever requested by the Landlord the Tenant will deliver to it receipts for payments of all taxes, rates, duties, levies and assessments payable by the Tenant pursuant to Article 4.6(a) hereof and furnish such other information in connection therewith as the Landlord may reasonably require.

4.12       ALLOCATION OF TAXES

If a separate allocation of Taxes is not issued by the relevant taxing authority with respect to the Building on the Land or to any Leasehold Improvements, the Landlord or the Tenant may from time to time apply to the taxing authority for a determination of the portion of Taxes attributable to the Building or Leasehold Improvements, which determination shall be conclusive for the purposes of this Article. In the event that no such determination may be obtained from the taxing authority, the Landlord shall establish the portion of Taxes attributable to the Building or Leasehold Improvements using the then current established principles of assessment used by the taxing authority, or such other method which is fair, reasonable and equitable as determined by the Landlord.

5.         TENANT'S COVENANTS

The Tenant covenants and agrees with and represents as follows to the Landlord and acknowledges that the Landlord is relying on such covenants, agreements, representations and warranties in connection with the leasing of the Premises to the Tenant:

5.1        OCCUPANCY

Intentionally Deleted.

5.2        RENT

To pay the Rent hereby reserved, and all other sums payable hereunder to the Landlord, promptly on the days and at the times and in the manner specified herein, without demand, deduction or set-off.

5.3        PERMITTED USE

To use the Premises only for the purpose of commercial offices for the purposes of administrative office, research, development and manufacturing of electronic equipment and ancillary storage and not to use or permit to be used the Premises or any part thereof for any other purpose or business whatsoever or to carry on business therefrom other than under the corporate name of Spectrum Signal Processing Inc. without the prior written consent of the Landlord. The Tenant will also be permitted to distribute and receive product, ancillary to the above permitted uses, via semi-trailer at the Building's loading dock. The Tenant will utilize the Premises for the Permitted Use in an up to date first class and reputable manner in the best interests of the Building as a whole. The Tenant acknowledges the Landlord will not have any liability or responsibility to the Tenant for the breach, non-observance or other violation of any other tenant in the Building of any obligations or provisions in this Lease. Notwithstanding the foregoing sentence, the Landlord agrees to undertake reasonable efforts to enforce other Tenants' occupancy of premises within the Building such that said occupancy is not in breach of the lease.

5.4        WASTE AND NUISANCE

Not to commit or permit any waste, including waste as it is defined in the WASTE MANAGEMENT ACT, R.S.B.C. 1996, c. 482, as amended from time to time, to be brought upon, kept, or used in or about the Premises by the Tenant, its agents, employees, contractors or invitees, without the prior written consent of the Landlord, not to commit or permit any damage to the Premises, including the Leasehold Improvements and trade fixtures therein, not to commit or permit any nuisance therein or any use or manner of use causing annoyance to other tenants and occupants of the Building or the Land and not to use or permit to be used any part of the Premises for any trade or business which is, in the opinion of the Landlord, dangerous, noxious or offensive; not cause or suffer or permit any waste, oil or grease or any harmful, objectionable, dangerous, poisonous or explosive matter or substance to be discharged into the Premises or the Property; and not to place any objects on or otherwise howsoever obstruct the heating or air conditioning vents within the Premises.

If the presence of any waste on the Premises results in any contamination of the Premises or Property, subject to the Landlord's prior approval, the Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises and Property to the condition existing prior to the introduction of any such waste to the Premises.

As used in this Article 5.4, the term "Property" will include in all events the properties now known as and numbered 8525 Baxter Place and 8555 Baxter Place, Burnaby, B.C.

5.5        FLOOR LOADS

Not to place a load upon any portion of any floor of the Premises which exceeds the floor load which the area of such floor being loaded was designed to carry having regard to the loading of adjacent areas and that which is allowed by code. The Landlord reserves the right to prescribe the weight and position of all safes and heavy installation which the Tenant wishes to place in the Premises, so as to distribute properly the weight thereof and the Tenant shall pay for all costs incurred by the Landlord and the Landlord's Architect in making such assessment. The Tenant shall repair any damage done in the Premises or the Building by reason of any excessive weight placed in the Premises or excessive vibration caused in the Premises.

5.6        INSURANCE RISKS

Not to do, omit to do or permit to be done upon the Premises anything which the Tenant knows or ought to know or which a prudent person would know or ought to know would or might cause the Landlord's cost of insurance (whether fire, liability or other) to be increased (and, without waiving the foregoing prohibition the Landlord may demand, and the Tenant shall pay to the Landlord upon demand, the amount of any such increase of cost caused by anything so done or omitted or permitted to be done or omitted) or which would or might cause any policy of insurance to be subject to cancellation or refusal of placement or renewal.

5.7        NOXIOUS FUMES AND ODOURS

To use the Premises so that noxious or objectionable fumes, vapours and odours will not occur beyond the extent to which they are discharged or eliminated by means of the flues and other devices provided in the Building by the Landlord and to prevent any such noxious or objectionable fumes, vapours and odours from entering into the air conditioning or being discharged into other vents or flues of the Building or annoying any of the tenants in the Building. Any discharge of fumes, vapours and odours shall be permitted only during such period or periods, to such extent, in such conditions and in such manner as directed by the Landlord from time to time.

5.8        CONDITION

Not to permit, in the opinion of the Landlord, the Premises to become untidy, unsightly, offensive or hazardous or permit unreasonable quantities of waste or refuse to accumulate therein. The Tenant shall store all such garbage, refuse or other objectionable material (including commercial garbage containers) within the Premises and dispose of such garbage on a regular basis.

5.9        BY-LAWS

To comply at its own expense with all municipal, federal, provincial, sanitary, fire, building and safety statutes, laws, bylaws, regulations, ordinances, orders and requirements pertaining to the operation and use of the Premises and the conduct of business therein (including, without limitation, obtaining all necessary permits, licenses and approvals), the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by the Tenant therein and the making by the Tenant of any repairs, changes or improvements therein or any other matter pertaining to the Premises or the Tenant and all laws, ordinances, regulations or requirements pertaining to solid or other wastes, chemicals, oil and gas, toxic, corrosive or hazardous materials, air, water (surface or ground water) or noise pollution and the storage, handling, use or disposal of any such material, as well as all rules and regulations of the Canadian Board of Fire Underwriters, or any successor body and with the requirements of all insurance companies having policies of any kind whatsoever in effect covering the Building which are communicated to the Tenant.

5.10       RULES AND REGULATIONS

To observe, and to cause its employees, invitees and all others over whom the Tenant can reasonably be expected to exercise control to observe the Rules and Regulations attached hereto as Schedule C, and such further and other reasonable Rules and Regulations and amendments and changes therein as may hereafter be made by the Landlord of which notice in writing shall be given to the Tenant and all such Rules and Regulations shall be deemed to be incorporated into and form part of this Lease. For the enforcement of such Rules and Regulations, the Landlord shall have available to it all remedies in this Lease provided for a breach thereof and all legal remedies whether or not provided for in this Lease, both at law and in equity. The Landlord will use reasonable efforts to enforce the Rules and Regulations if violated by other tenants in the Building. However, the Landlord will not be required to commence or continue any legal proceedings to enforce the Rules and Regulations and shall not be responsible or liable to the Tenant for the non-observance or violation by any other tenant of any such Rules and Regulations or the non-enforcement as against other tenants of such Rules and Regulations or any loss or damage arising out of the same.

5.11       SURRENDER, OVERHOLDING

That upon the expiration or other termination of the Term, the Tenant shall quit and surrender the Premises in vacant and clean possession and in good order, repair, decoration, and condition (subject to the exceptions to the Tenant's repair obligations contained in Article 8.2(a) hereof) and shall remove all its property therefrom, except as otherwise provided in this Lease. The Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Term. If the Tenant shall continue to occupy the Premises after the expiration of this Lease without further written agreement and without objection by the Landlord, the Tenant shall be a month-to-month tenant at double the Base Rent provided for herein (plus Additional Rent) and (except as to length of tenancy) on and subject to the provisions and conditions herein set out.

5.12       EXTERIOR SIGNAGE

The Landlord grants to the Tenant the exclusive, right, during the Term and subject to the requirements of this Section, at its own expense to install identification signs of the Tenant at the top of the Building elevator shaft and the top two corners of the Building facing north toward Broadway and southeast towards Baxter Place, as shown on Schedule. All costs of such signage, including costs of installation and maintenance, will be at the Tenant's sole cost, risk and expense. The signage will be subject to the prior approval of the Landlord and the City of Burnaby and shall be similar in style and quality to the Tenant's signage existing as of the date hereof at the building located at 8525 Baxter Place, Burnaby, B.C. except that the size may vary in proportion to the difference in size between the Building and the building at 8525 Baxter Place and will be at least 25 percent larger than any other tenant signage on the Building. The manner and timing of the installation thereof shall be subject to the Landlord's prior approval. On the expiration or sooner termination of the Term, such sign or signs shall be removed by the Tenant at its sole cost, risk and expense and any damage caused by such removal shall forthwith be repaired by the Tenant. Except as aforesaid, the Tenant shall not paint, display, inscribe, place or affix any other sign, symbol, notice or lettering of any kind anywhere outside the Premises (whether on the outside or inside of the Building) or within the Premises so as to be visible from the outside of the Premises. The Tenant shall also be entitled to signage on the Building directory.

5.13       INSPECTION AND ACCESS

To allow the Landlord an its agents acting reasonably at any time and from time to time to enter and to have its authorized agents, employees and contractors enter the Premises for the purpose of (i) inspection, maintenance, making repairs, alterations or improvements to the Premises, adjoining premises or the Building, or to have access to or make changes in utilities and services (including underfloor and overhead ducts, air conditioning, heating, plumbing, electrical and telephone facilities and access panels, all of which the Tenant agrees not to obstruct) and (ii) to determine the electric light and power consumption by the Tenant in the Premises and the Tenant shall provide free and unhampered access for such purposes, and shall not be entitled to compensation for any inconvenience, nuisance and discomfort or loss caused thereby, but the Landlord in exercising its rights hereunder shall proceed to the extent reasonably possible so as to minimize interference with the Tenant's use and enjoyment of the Premises.

5.14       EXHIBITING PREMISES

To allow the Landlord or its agents acting reasonably to enter and exhibit the Premises to prospective tenants or purchasers of the Property or the Premises during Normal Business Hours during the Term, and place upon the Premises a notice of reasonable dimensions and reasonably placed stating that the Property or the Premises are for sale or for let, which notice the Tenant shall not remove or obscure or permit to be removed or obscured.

5.15       NAME OF BUILDING

The Building will be designated as "One Spectrum Court". The Tenant agrees not to refer to the Building by any name other than "One Spectrum Court", and not to use such name for any purpose other than that of the business address of the Tenant.

5.16       ACCEPTANCE OF PREMISES

To examine the Premises before taking possession and the taking of possession shall be conclusive evidence as against the Tenant that at the time thereof the Premises were in good order and satisfactory condition and that all alterations, remodeling, decorating and installation of equipment and fixtures required to be done by the Landlord have been satisfactorily completed save only for such list in writing prepared by the Tenant during a joint inspection by the Landlord and Tenant at the time of taking such possession. Any dispute as to any aspects of such work required to be done by the Landlord or completion or adequacy of the Building, the Premises or any part thereof shall be determined by the Landlord's Architect.

5.17       NO AUCTION

The Tenant shall not at any time during the Term, permit any sale by auction to be held within the Premises or upon the Property or any part thereof.

5.18       YARD AND PARKING OBSTRUCTION

The Tenant shall not place, nor suffer or permit its customers, invitees, licensees, agents or servants to place any materials in the yard or yards of the Property or the driveways, parking or Common Areas thereof and shall cause no obstruction to vehicles operating on the said driveways, parking or Common Areas.

5.19       RELOCATION OF PREMISES

Intentionally Deleted.

6.         LANDLORD'S COVENANTS

The Landlord covenants with the Tenant as follows:

6.1        QUIET ENJOYMENT

That the Tenant paying the Rent hereby reserved at the times and in the manner aforesaid and observing and performing each and every of the covenants, conditions, restrictions and stipulations by the Tenant to be observed or performed shall and may peaceably and quietly possess and enjoy the Premises for the Term hereby granted without any interruption from the Landlord or any other person lawfully claiming by, through, or under it.

6.2        BY-LAWS

That the Building will comply will all municipal, federal, provincial, sanitary, fire, building and safety statutes, laws, regulations, ordinances, orders and requirements pertaining to its construction at the Commencement Date.

7.         UTILITIES

The Landlord and Tenant further covenant and agree as follows:

7.1        UTILITIES

The Tenant shall pay when due the cost of all utilities provided for its exclusive use in the Premises, including without restricting the generality of the foregoing gas, water, electricity, telephone and communication service charges and/or rates relating to services and/or utilities provided for the exclusive use of the Tenant in respect of the Tenant's occupation of the Premises and operation of its business carried on therein or therefrom, including laboratory work and any special systems servicing its own computers or any other machinery. At the Tenant's written request, and subject to the Tenant's payment for same and to interruption in service for reasons beyond the Landlord's control, the Landlord will provide for a continued supply for up to 24 hours a day and seven days a week as requested by the Tenant, of electrical power, hot and cold running water, and building standard HVAC to the Premises, lighting within the Premises, and elevator service if required to the Premises. The Tenant will pay all costs of or relating to the provision of such services to the extent such costs exceed the costs of or relating to the provision of such services during from 7:00 a.m. to 7:00 p.m. on Business Days.

7.2        EXCESS USE

The Landlord may from time to time determine the Tenant's water consumption in the Premises upon whatever reasonable basis the Landlord may select. If the Landlord determines that the Tenant's water consumption is disproportionate to the water consumption of other tenants in the Building, the Landlord may require the Tenant to install at the Tenant's expense a domestic meter for measurement or checking of the Tenant's water consumption; and in that event Tenant shall pay to the Landlord (or, as required by law, directly to the supplier of the water) as and when due from time to time any and all water charges for such water consumption which is disproportionate as aforesaid and which the Landlord has required to be metered. The Landlord's determination shall be verified by an engineer selected by the Landlord (who may be an employee of the Landlord) and being so verified shall be binding on the parties hereto.

7.3        ENERGY CONSERVATION

The Tenant covenants with the Landlord:

     (a) that the Tenant will cooperate with the Landlord in the conservation of all forms of energy in the Building, including without limitation the Premises;

     (b) that the Tenant will comply with all laws, by-laws, regulations and orders relating to the conservation of energy and affecting the Premises or the Building;

     (c) that the Tenant will at its own cost and expense comply with all reasonable requests and demands of the Landlord made with a view to such energy conservation provided that such requests are made in accordance with good management practice and would be made by a prudent owner of like property of like age; and

     (d) that any and all costs and expenses paid or incurred by the Landlord in complying with such laws, by-laws, regulations and orders, so far as the same shall apply to or reasonably be apportioned to the Building by the Landlord, shall be included in Operating Costs.

The Landlord shall not be liable to the Tenant in any way for any loss, costs, damages or expenses whether direct or consequential paid, suffered or incurred by the Tenant as a result of any reduction in the services provided by the Landlord to the Tenant or to the Building as a result of the Landlord's compliance with such laws, by-laws, regulations or orders.

8.         REPAIR, DAMAGE AND DESTRUCTION

The Landlord and Tenant further covenant and agree as follows:

8.1        LANDLORD'S REPAIRS

The Landlord covenants with the Tenant subject to Article 8.3(b) and Article
11.3 hereof and except for reasonable wear and tear and damage not covered by insurance normally maintained by prudent landlords, to:

     (a) keep in a good and substantial state of repair the exterior walls, roof, Common Areas and common facilities including the heating, ventilating and air-conditioning systems, and at its own cost the foundations and bearing structure, of the Building;

     (b) repair all damage to the Leased Premises which is covered by the proceeds of any insurance policy which the Landlord procures under
          Article 11.1(a);

     (c) at its sole cost, perform any repairs or maintenance required as a result of the negligent or wilful acts or omission of the Landlord or those for whom the Landlord is in law responsible;

provided, however, that if any such repairs are necessitated by the negligence or misconduct of the Tenant, its servants, agents, contractors, licensees, employees or others for whom in law the Tenant is responsible, the Tenant shall pay to the Landlord on demand the cost of such repairs and a fee of 20% for the Landlord's supervisory function and interest on the aggregate amount of both of the foregoing from the date of expenditure of the first mentioned monies by the Landlord.

Anything to the contrary contained in this Lease notwithstanding, in no event will the Landlord be responsible for any damages, loss or injury sustained by the Tenant or any person or persons claiming through or under the Tenant, by reason of defects giving rise to the need for any repairs or the consequence thereof, including any inconvenience occasioned to the Tenant by the entry of the Landlord, its employees, servants, agents, or contractors on the Premises to effect such repairs, except to the extent that such damage, loss or injury is a result of a negligent act or omission of the Landlord.

8.2        TENANT'S REPAIRS

The Tenant covenants with the Landlord:

     (a) subject to Article 8.3(b) and except for reasonable wear and tear, at its own cost and expense to keep in a good and substantial state of repair and decoration to at least the standard existing at the beginning of the Term, the Premises including all Leasehold Improvements, all facilities exclusively or primarily serving the Premises, and all trade fixtures therein and all glass therein, and without limiting the generality of the foregoing, the Tenant shall:

          (1) maintain in good operating condition to the satisfaction of the Landlord any water, sewer, gas and other mechanical systems in the Premises;

          (2) repair or replace to the satisfaction of the Landlord, the glass, locks, and doors (including overhead doors) in or upon the Premises which become damaged or broken; and

          (3) replace and maintain (at its expense as is necessary from time to time) all light fixtures, bulbs, tubes, ballasts, starters and fuses.

     (b) that the Landlord may from time to time enter the Premises and view the state of repair, and that the Tenant will repair according to notice in writing;

     (c) that if any part of the Building including without limitation the structure or the structural elements of the building, or the systems for the provision of utilities or services fall into disrepair, or become damaged or destroyed through the negligence or misuse of the Tenant or of its employees, invitees or others over whom the Tenant can reasonably be expected to exercise control, the expense of repairs or replacements thereto necessitated thereby, other than to the extent the same is recovered under a policy of insurance required to be carried by the Landlord hereunder, shall be paid by the Tenant at the Landlord's actual cost plus 15 percent thereof; and

     (d) that the Tenant will notify the Landlord immediately upon the Tenant becoming aware of any defect in the Premises or of any other condition which may cause damage to the Premises or the Building.

Notwithstanding the foregoing provisions of this Article 8.2, for so long as the Building is used primarily for office purposes, the Landlord will be responsible for seeing to the proper repair, maintenance and operation of the heating, ventilating and air-condition systems and other mechanical systems within or serving the Premises (except only to the extent that any such equipment or systems are installed by or for the sole use of the Tenant) and the costs thereof shall be included in Operating Costs.

Other than with respect to Tenant's alterations, fixtures and equipment, the Tenant shall not be directly responsible for repairs or replacements within the Premises the costs of which are capital expenditures under generally accepted accounting principles. Nothing in this paragraph will diminish or otherwise affect Landlord's rights under this Lease to include such capital costs or a portion thereof in Operating Costs.

8.3        ABATEMENT AND TERMINATION

It is agreed between the Landlord and the Tenant that:

     (a) (1) In the event of partial destruction (as hereinafter defined) of the Premises by fire, the elements or other cause or casualty, then in such event, if the destruction is such, in the opinion of the Landlord's Architect, that the Premises cannot be used for the Tenant's business until repaired, the Base Rent and Additional Rent shall abate as hereinafter provided until the repair has been made and any municipal and other governmental approvals required for occupation have been given.

               If the destruction is such that, in the opinion of the Landlord's Architect, the Premises may be partially used for the Tenant's business while the repairs are being made, then the Base Rent and Additional Rent shall abate in the proportion that the part of the Premises rendered unusable bears to the whole of the Premises, PROVIDED ALWAYS that if the part rendered unusable exceeds one-half of the Rentable Area of the Premises there shall be a total abatement of Base Rent and Additional Rent until the repairs have been made unless the Tenant, with the permission of the Landlord, in fact uses the undamaged part in which case the Tenant shall pay proportionate Base Rent and Additional Rent for the part so used (being in the same proportion to the Base Rent and Additional Rent, as the area in square feet of the part of the Premises being used bears to the Rentable Area of the Premises). "Partial destruction" shall mean any damage to the Premises less than total destruction (as hereinafter defined), but which renders all or any part of the Premises temporarily unfit for use by the Tenant for the Tenant's business. A certificate of the Landlord's Architect as to whether the whole or a part of the Premises is rendered unusable, and certifying the extent of the part rendered unusable, shall be binding and conclusive upon both the Landlord and the Tenant for the purposes hereof. If the partial destruction is repaired within 15 days after the date of destruction there shall be no abatement of Rent.

          (2) In the event of partial destruction (as hereinbefore defined) the Landlord shall, to the extent of proceeds of insurance it receives, repair and restore the Premises according to the nature of the damage with all reasonable diligence, except for Leasehold Improvements which the Tenant shall repair and restore, in both cases, to substantially the condition the Premises and those Leasehold Improvements were in immediately before such destruction occurred, but to the extent that any part of the Premises is not reasonably capable of use by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant is otherwise entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence. To the extent the Landlord receives proceeds of insurance respecting damage the Tenant is to repair, the Landlord will turn over those proceeds upon the Tenant completing such repair.

               Notwithstanding anything herein otherwise contained, there shall be no abatement of Rent if the damage is caused by wilful act or neglect of the Tenant.

         (b)  (1)  In the event of the total destruction (as hereinafter defined) of the Premises by fire, the elements or other cause or casualty, then in such event the Landlord may at its option, to be exercised within 60 days of the date of such total destruction, terminate this Lease effective from the date when such destruction occurs. Upon the Landlord exercising such option the Tenant shall immediately surrender the Premises and all its interest therein to the Landlord and the Tenant shall pay Base Rent and Additional Rent to the time of such destruction and the Landlord may re-enter and repossess the Premises discharged of this Lease. Upon such termination the Tenant shall remain liable to the Landlord for all sums accrued due to the Landlord pursuant to the terms hereof to the date of such destruction. If the Landlord does not exercise its option of termination the provisions of repair and restoration set forth in Article 8.3(a)(2) shall apply. "Total destruction" shall mean such damage to the Premises that renders same unfit for use by the Tenant for the Tenant's business and which cannot reasonably be repaired within six months of the date of the destruction to the state wherein the Tenant could use substantially all of the Premises for its business. A certificate of the Landlord's Architect certifying that "total destruction" has occurred shall be binding and conclusive upon both Landlord and Tenant for the purposes hereof.

               (2) Notwithstanding the foregoing provisions concerning total or partial destruction of the Premises, in the event of total or partial destruction of the Building (and whether or not the Premises are destroyed) to such a material extent or of such a nature that in the opinion of the Landlord the damage to the Building cannot be repaired within 180 days from the date of destruction or the Building must be or should be totally or partially demolished, whether to be reconstructed in whole or in part or not, then the Landlord may, at its option (to be exercised within 60 days from the date of total or partial destruction) give notice to the Tenant that this Lease is terminated with effect from the date stated in the notice. If the Tenant is able effectively to use the Premises after the destruction, such date of termination shall be not less than 30 days from the date of the notice. If the Tenant is unable effectively to use the Premises after the destruction, such date of termination shall be the date of destruction. Upon such termination, the Tenant shall immediately surrender the Premises and all its interest therein to the Landlord and the Base Rent and Additional Rent shall abate and be apportioned to the date of termination and the Tenant shall remain liable to the Landlord for all sums accrued due pursuant to the terms hereof to the date of termination. The Landlord's Architect shall determine whether the Premises can or cannot be effectively used by the Tenant and his certificate thereon shall be binding and conclusive upon both Landlord and Tenant for the purposes hereof.

               (3) In none of the cases aforesaid shall the Tenant have any claim upon the Landlord for any damages sustained by it nor shall the Landlord be obligated to rebuild the Building or any part thereof in accordance with the original plans and specifications therefor. No damages, compensation or claim whatsoever shall be payable by the Landlord for inconvenience, loss of business or annoyance or other loss or damage whatsoever arising from the occurrence of any such damage or destruction of the Premises or of the Building and/or the repair or restoration thereof.

9.         LICENSES, ASSIGNMENTS AND SUBLETTINGS

The Landlord and Tenant further covenant and agree as follows:

9.1        LICENSES

The Tenant shall not suffer or permit any part of the Premises to be used or occupied by any persons other than the Tenant, any assignees or subtenants permitted under Article 9.2 and the employees of the Tenant and any such permitted assignee or subtenant, or suffer or permit any part of the Premises to be used or occupied by any licensee or concessionaire, or suffer or permit any persons to be upon the Premises other than the Tenant, such permitted assignees or subtenants and their respective employees, customers and others having lawful business with them.

9.2        ASSIGNMENTS AND SUBLETTINGS

     (a) Except as hereinafter provided in this Article 9.2(a), the Tenant shall not assign or mortgage this Lease or sublet the whole or any part of the Premises unless it shall have first requested and obtained the consent in writing of the Landlord thereto. Any request for such consent shall be in writing and shall be accompanied by a true copy of any offer to take an assignment or sublease which the Tenant may have received as well as a copy of the proposed assignment or sublease or mortgage and the Tenant shall furnish to the Landlord all information available to the Tenant or requested by the Landlord as to the business and financial responsibility and standing of the proposed assignee or subtenant. The Tenant may sublet the Premises to, or assign this Lease to, any "affiliate" (as defined in the CANADA BUSINESS CORPORATIONS ACT) of the Tenant, without the Landlord's written consent, provided:

          (1) the Tenant gives the Landlord prior written notice of such subletting or assignment;

          (2) prior to the effective date of such subletting or assignment, said affiliate enters into a binding agreement directly with the Landlord to perform and observe all of the terms and conditions of the Tenant under this Lease; and

          (3) said subletting or assignment notwithstanding, Spectrum Signal Processing Inc. or other party being the sublandlord under said sublease or the assignor under the assignment will continue to be fully and completely obligated for the performance and observation of all of the terms and conditions of the Tenant under this Lease.

     (b) If the Landlord consents to the Tenant's request for consent to assign, mortgage or sublet, or if a consent to assign, mortgage or sublet is obtained by order of a Court of competent jurisdiction, the Tenant shall assign, mortgage or sublet, as the case may be, only upon the terms submitted to the Landlord as aforesaid and not otherwise, PROVIDED THAT no such assignment, mortgaging or subletting shall:

          (1) in any manner or extent release or relieve the Tenant from the performance or observance of any of its covenants or obligations hereunder including, without limiting the generality of the foregoing, the performance or observance of the covenants and obligations hereunder required to be performed or observed during any renewal or extension of the Term in accordance with the provisions of this Lease, notwithstanding that such renewal or extension arises after the date of such assignment, mortgaging or subletting and notwithstanding that the Base Rent is increased for such period of renewal or extension;

          (2) in the case of an assignment or subletting, be made other than to responsible persons, firms, partnerships or bodies corporate who undertake by agreement in writing with the Landlord to perform and observe the obligations of the Tenant hereunder;

          (3) be made unless the Tenant is not in default of any of its obligations under this Lease;

          (4) in the case of an assignment or subletting, be made to any person, firm, partnership or body corporate who intends to or does use the Premises for any business or use which is prohibited hereunder or which the Landlord is obliged to restrict by reason of any other lease or contract relating to the Building, or any use, purpose or business (other than the Permitted Use) to which the Landlord in its entire discretion may object; and

         PROVIDED THAT no such mortgage shall:

          (5) be made unless the mortgagee covenants to pay to the Landlord all sums payable by the Tenant hereunder (including all arrears) during any period the mortgagee actually or constructively occupies the Premises and to otherwise perform and observe the obligations of the Tenant hereunder during any such period; and

          (6) unless the mortgagee covenants that any assignment or sublease it may wish to make shall be subject to all the same terms affecting an assignment or subletting made by the Tenant.

     (c) The Landlord's consent to any assignment or sublease shall not be or operate as a consent to any further assignment or sublease; and the Landlord's prior consent in writing shall be required for each and every assignment or sublease. The Landlord will not arbitrarily withhold consent to any assignment, sublease or mortgage requested by the Tenant in accordance with the terms hereof. The Tenant acknowledges that the Landlord's strict application of the terms hereof, including without limitation the terms of clause (b)(4) above in the case of a request for consent to an assignment or sublease, will not in any case be deemed arbitrary or unreasonable.

     (d) Notwithstanding any prior provisions of this Article 9.2 to the contrary, after the Landlord receives request for consent to an assignment or subletting and the required information related thereto in writing, it shall have the option, to be exercised by written notice within 30 days after the receipt of such request and information, to terminate this Lease and the Term on a date not less than 30 days and not more than 90 days after the Landlord's giving of such written notice. If the Landlord elects to terminate this Lease, the Tenant may by written notice to the Landlord within 15 days after receipt by the Landlord of such notice of termination, withdraw the request for consent to the proposed assignment or subletting, in which case the Tenant shall not proceed with such assignment or subletting, the notice of termination shall be null and void and this Lease shall continue in full force and effect in accordance with its terms.

     (e) If the Tenant is a corporation, other than a corporation the shares of which are listed on any recognized stock exchange, effective control of the corporation shall not be changed directly or indirectly by a sale, encumbrance or other disposition of shares or otherwise howsoever without the Tenant first obtaining the written consent of the Landlord; provided that the Landlord's consent shall not be required for any sale or other disposition of shares by present shareholders to and between themselves or in the event of any transmission of shares on death or by operation of law and provided further that the Landlord's consent shall not be unreasonably withheld where control of the Tenant is to pass to a subsidiary or parent of the Tenant.

     (f) Whether or not the Landlord consents to any request of the Tenant for an assignment, subletting or mortgage, the reasonable costs incurred by the Landlord in considering and processing the request for consent and in completing any of the documentation involved in implementing such assignment, subletting or mortgage shall be for the Tenant's account and payable forthwith on demand by the Tenant to the Landlord.

     (g) The Landlord may sell, transfer, lease, mortgage, encumber or otherwise deal with the Property or any portion thereof or any interest of the Landlord therein, in every case without the consent of the Tenant, and without restriction, and to the extent that any purchaser, transferee or lessee from the Landlord has become bound by and covenanted to perform the covenants and obligations of the Landlord under this Lease, the Landlord shall without further written agreement be freed and relieved of liability upon such covenants and obligations.

10.        FIXTURES AND IMPROVEMENTS

The Landlord and Tenant further covenant and agree as follows:

10.1       INSTALLATION OF FIXTURES AND IMPROVEMENTS

     (a) The Tenant will not make, erect, install or alter any Leasehold Improvements or trade fixtures in the Premises without having requested and obtained the Landlord's prior written approval. The Landlord will advise the Tenant, within ten Business Days after the Landlord's receipt of the Tenant's request, of the Landlord's approval or refusal to give approval.

     (b) In making, erecting, installing or altering any Leasehold Improvements or trade fixtures the Tenant will not alter or interfere with any installations which have been made by the Landlord without the prior written approval of the Landlord, and in no event shall alter or interfere with or affect the structural elements or the strength or outside appearance of the Building, or the mechanical, electrical, plumbing and climate control systems if any or the window coverings installed on exterior windows.

     (c) The Tenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where appropriate, working drawings and specifications therefor. Any out-of-pocket expense incurred by the Landlord in connection with any such request for approval shall be deemed incurred by way of an Additional Service. All work to be performed in the Premises shall be performed by competent contractors and subcontractors of whom the Landlord shall have approved (such approval not to be unreasonably withheld, but provided that the Landlord may require that the Landlord's contractors and subcontractors be engaged for any mechanical or electrical work) and by workmen whose labour affiliations are compatible with those of workmen employed by the Landlord and its contractors and subcontractors. At the option of the Landlord, all such work shall be subject to inspection by and the reasonable supervision of the Landlord, as an Additional Service, and shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord (including without limitation the examination by the Landlord's Architect or other experts of the detailed drawings and specification as an Additional Service and contractor's liability insurance in reasonable amounts) and completed in a good workmanlike manner in accordance with the description of the work approved by the Landlord.

10.2       LIENS AND ENCUMBRANCES ON FIXTURES AND IMPROVEMENTS

In connection with the making, erection, installation or alteration of Leasehold Improvements and trade fixtures and all other work or installations made by or for the Tenant in the Premises, the Tenant shall comply with all the provisions of the applicable provincial legislation in respect of builders' lien and worker's compensation and other statutes from time to time applicable thereto (including any provision requiring or enabling the retention of portions of any sums payable by way of holdbacks) and except as to any such holdback shall promptly pay all accounts relating thereto. The Tenant will not create or cause to be created any mortgage, conditional sale agreement, lease or other encumbrance in respect of the Leasehold Improvements or permit any such mortgage, conditional sale agreement, lease or other encumbrance in respect of the Leasehold Improvements to attach to the Premises or the Building or any part thereof. If and whenever any builders' or other lien for work, labour, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement, lease or other encumbrance shall attach, the Tenant shall within four days after receipt of notice thereof procure the discharge thereof, including any certificate of lis pendens registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may in addition to all other remedies hereunder avail itself of its remedy under
Article 13.1 and may make any payments required to procure the discharge of any such liens or encumbrances, and shall be reimbursed by the Tenant as provided in
Article 13.1, and its right to reimbursement shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, set-off or defense.

10.3       TENANT'S GOODS

Intentionally Deleted.

10.4       REMOVAL OF FIXTURES AND IMPROVEMENTS

Except as otherwise provided in this Article 10.4, all Leasehold Improvements in or upon the Premises installed or affixed by the Tenant shall immediately upon termination of this Lease be and become the Landlord's property without compensation therefor to the Tenant. Except to the extent herein or otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements, trade fixtures, furniture or equipment shall be removed by the Tenant from the Premises either during or at the expiration or sooner termination of the Term, except that (a) the Tenant, if not in default hereunder, may at the end of the Term remove its trade fixtures, furniture and equipment; (b) the Tenant shall at the end of the Term remove such of its trade fixtures, furniture, equipment and Leasehold Improvements installed by it as the Landlord shall require to be removed and such Leasehold Improvements upon being removed shall be and become the Tenant's property; and (c) the Tenant, if not in default hereunder, may during the Term remove such of its trade fixtures, furniture and equipment that are being replaced with similar items in the ordinary course of business. The Tenant shall, in the case of every removal either during or at the end of the Term, make good any damage caused to the Premises and/or the Building by the installation and removal. Any contrary provision or implication of this Article
10.4 notwithstanding, the Tenant's mainframe computers shall not be deemed to be fixtures or the property of the Landlord by virtue only of their being bolted or otherwise attached to the walls or floor of the Premises.

11.        INSURANCE, LIABILITY AND INDEMNITY

11.1       LANDLORD'S INSURANCE

The Landlord shall throughout the Term provide and keep in force or cause to be provided and kept in force:

     (a) fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) or alternatively at Landlord's option, all risk insurance in respect of the Building and its fixed improvements including all rentable premises including the Premises but excluding tenant's fixtures and (except to the extent that the Landlord elects to insure them) Leasehold Improvements installed or constructed by tenants including the Tenant;

     (b) at the Landlord's option, loss of rental income insurance relating to rental abatement contemplated in Article 8.3;

     (c) if any boilers or pressure vessels are operated in the Building other than in any rentable premises therein, boiler and pressure vessel insurance with respect thereto;

     (d) comprehensive general business liability insurance with respect to the operation of the Building for personal and bodily injury or death and damage to property of others; and

     (e) insurance against any other occurrences and in such amounts as the Landlord may deem prudent.

Insurance effected by the Landlord under this clause shall be with insurers duly licensed to transact insurance in British Columbia and shall be in amounts which the Landlord shall from time to time determine as being reasonable and sufficient, shall be subject to such reasonable deductibles and exclusions as the Landlord may determine and shall otherwise be upon such terms and conditions as the Landlord shall from time to time determine as being reasonable and sufficient.

11.2       TENANT'S INSURANCE

The Tenant shall, at its own cost, throughout the Term provide and keep in force:

     (a) fire insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and water damage generally) in respect of the Tenant's fixtures, furniture, equipment, inventory and stock-in-trade, the Tenant's Leasehold Improvements to the extent that the Landlord has not elected to insure them pursuant to Article 11.1, and such other property in or forming part of the Premises (not being property which the Landlord is bound to insure pursuant to Article 11.1) as the Landlord may from time to time require;

     (b)  plate and other glass insurance;

     (c) if any boiler or pressure vessel is operated in the Premises, boiler and pressure vessel insurance with respect thereto;

     (d) comprehensive general business liability insurance with respect to the business carried on in or from the Premises and the use and occupancy thereof for personal and bodily injury or death and damage to property of others; and

     (e) Tenant's legal liability insurance and such other forms of insurance including business interruption insurance as the Landlord may reasonably require.

Insurance effected by the Tenant under this clause shall be with insurers duly licensed to transact insurance in British Columbia, shall be in amounts which the Landlord shall from time to time determine as being reasonable and sufficient (and, without limiting the generality of the foregoing, in the case of insurance under paragraphs (a), (b) and (c) shall be on a full replacement cost basis subject only to such deductibles and exclusions as the Landlord may approve and in the case of insurance under paragraph (d) shall have original limits not less than $2,000,000 in respect of any one accident or occurrence), shall permit the release of the Landlord from certain liability as set out in
Article 11.3, shall include the Landlord as an additional named insured, and shall otherwise be upon such terms and conditions as the Landlord shall from time to time require as being reasonable and sufficient. Within five days after the request of the Landlord, the Tenant shall file with the Landlord such copies of current policies or certificates or other proofs as may be required to establish the Tenant's insurance coverage in effect from time to time and the payment of premiums thereon, and if the Tenant fails to insure or pay premiums or to file satisfactory proof thereof as so required, the Landlord may without notice to the Tenant effect such insurance and recover any premiums paid therefor from the Tenant on demand. All such policies of insurance shall contain an undertaking by the insurance company to notify the Landlord in writing 30 days prior to any material change in any such policies. To the extent applicable, the Tenant agrees to use the proceeds of insurance to restore the Premises to the condition existing immediately prior to any loss or damage.

11.3       LIMITATION OF LANDLORD'S LIABILITY

The Landlord shall not be liable or in any way responsible to the Tenant in respect of any loss, injury or damage suffered by the Tenant or its employees, invitees or licensees, or others unless resulting from the negligence of the Landlord or those for whom the Landlord is in law responsible, but in no event shall the Landlord be liable for loss, injury or damage:

     (a) to any property of the Tenant or others from theft, damage or any other cause;

     (b) caused by other tenants or occupants or persons or the public in or about the Premises or other rentable premises or elsewhere in the Building, or caused by operations in the conduct of any private or public work;

     (c) of the nature of indirect or consequential loss, injury or damage of any nature whatsoever including without limitation matters affected by interruptions in the supply of water, electricity, heating, air conditioning and other utilities; or

     (d) required to be insured by the Tenant under the provisions of Article 11.2.

11.4       INDEMNITY

Notwithstanding any other provision of this Lease to the contrary the Tenant shall be liable to the Landlord for and does hereby hold harmless and indemnify the Landlord, its officers, employees and agents and the successors and permitted assigns of the Landlord from and against all losses, costs, liabilities, claims, damages, expenses, demands, suits, actions or other proceedings, judgments, penalties and fines (including, without limiting the generality of the foregoing, direct losses, costs, damages and expenses of the Landlord, including solicitor-client costs) which arise during or after the Term and are in any manner based upon, arise out of or are connected with:

     (a) any breach, violation, or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed or performed;

     (b) any damage to property, including property of the Landlord, occasioned by the operation of the Tenant's business on, or the Tenant's occupation of, the Premises or arising out of any work done by, or any act, neglect, or omission of, the Tenant or its employees, agents, contractors, invitees, concessionaires, or licensees in or about the Building;

     (c) any injury to person or persons, including death at any time resulting therefrom, occasioned by the operation of the Tenant's business on, or the Tenant's occupation of, the Premises or arising out of any work done by, or any act, neglect, or omission of, the Tenant or its employees, agents, contractors, invitees, concessionaires, or licensees in or about the Building;

     (d) any contract, lien, privilege, charge or encumbrance of the Premises arising from or occasioned by the act, default, omission or negligence of the Tenant and those for whom the Tenant is responsible;

     (e) the presence or suspected presence of any waste, as that term is defined in the WASTE MANAGEMENT ACT, R.S.B.C. 1996, c. 482, as amended from time to time, toxic or hazardous substances in, on or under the Premises or any other contamination including that resulting from waste, an unhealthful, hazardous or dangerous condition caused by, contributed to or aggravated by the Tenant's violation of any laws, ordinances, regulations or requirements pertaining to solid or other wastes, chemicals, oil and gas, toxic, corrosive or hazardous materials, air, water (surface or ground water) or noise pollution and the storage, handling, use or disposal of such matter (unless the waste, toxic or hazardous substances or any other contaminants are present solely as a result of the negligence or wilful misconduct of the Landlord), including, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, provincial or municipal government agency;

such covenant of the Tenant to survive the expiration or sooner termination of the Term, notwithstanding anything herein to the contrary. The Tenant hereby further expressly agrees that any statutory limitation period on actions to enforce these obligations shall not be deemed to commence until the Landlord discovers any such circumstances as may give rise to their enforcement and the Tenant hereby knowingly and voluntarily waives the benefits of any shorter limitation period.

12.        SUBORDINATION, ATTORNMENT, REGISTRATION AND CERTIFICATES

The Tenant agrees with the Landlord that:

12.1       SUBORDINATION AND ATTORNMENT

This Lease shall, at the option of the Landlord or the mortgagee under any mortgage or the trustee under any trust deed or trust indenture, now or hereafter existing, (such mortgagee or trustee being in this Article 12.1 called the "Holder" and such mortgage or trust deed or trust indenture being called the "Security") affecting the Land or Building, exercisable at any time and from time to time by the Landlord or such Holder, be either subject and subordinate to such Security and accordingly not binding upon such Holder or, alternatively, prior to such Security and binding upon such Holder. On request at any time and from time to time, the Tenant shall either postpone and subordinate this Lease with the intent and effect that this Lease and all rights of the Tenant shall be subject to the rights of such Holder as fully as if the Security, regardless of when made, had been made prior to the making of this Lease or, alternatively, to attorn to such Holder and become bound to it as its tenant of the Premises for the then unexpired residue of the Term and upon the terms and conditions contained in this Lease, in each case as the Landlord or such Holder may require, without limiting the foregoing (and notwithstanding that any of previous attornment or subordination in favour of such Holder shall have been given) the Tenant shall execute promptly the appropriate instrument of postponement and subordination or alternatively the right instrument of attornment, as the case may be, in order to give effect to the foregoing. At the request of the Tenant, the Landlord shall obtain a Non-Disturbance Agreement from any present or future Holders.

12.2       REGISTRATION

Neither the Tenant nor any one on the Tenant's behalf or claiming under the Tenant will register this Lease against the Lands or any part thereof comprising the Building or the Premises. If the Tenant intends to register a document for the purpose only of giving notice of this Lease or of any permitted assignment or sublease of this Lease, then, upon the request of the Tenant, the Landlord will join in the execution of a short form or notice of this Lease which will be subject to the Landlord's prior written approval and will only refer to the following terms comprising the Lease: (a) parties; (b) demised Premises; (c) Commencement Date; (d) expiration date of the Term; and (e) any options to renew. All costs incurred in connection with the registration shall be borne solely by the Tenant and the Tenant shall reimburse the Landlord for all legal fees and other expenses incurred. At the Landlord's option, the Tenant shall provide the Landlord with a registrable power of attorney whereby the Tenant appoints the Landlord as its attorney to execute any instruments required under this Article 12.

12.3       CERTIFICATES

The Tenant shall within ten days of receipt of notice in writing from Landlord execute and deliver to the Landlord and if required by the Landlord, to any mortgagee (including any trustee under a trust deed or trust indenture) designated by the Landlord a confirmation in writing as to the status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the rental payable hereunder and the state of the accounts between the Landlord and Tenant, the existence or non-existence of defaults, the Rentable Area of the Premises, and any other matters pertaining to this Lease as to which the Landlord shall request confirmation. Such certificate shall be substantially in the form attached hereto as Schedule D.

13.        REMEDIES OF LANDLORD ON TENANT'S DEFAULT

The Landlord and Tenant further covenant and agree as follows:

13.1       REMEDYING BY LANDLORD, NON-PAYMENT AND INTEREST

Subject to any rights of the Tenant to cure under Article 14.2 below, in addition to all rights and remedies of the Landlord available to it in the event of any default hereunder by the Tenant either by any other provision of this Lease or by statute or common law, the Landlord:

     (a) shall have the right at all times (but shall never be obligated) to remedy or attempt to remedy any default of the Tenant, and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Premises to do work or other things therein, and in such event all expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord forthwith upon demand, together with a fee for supervision for carrying out the Tenant's obligations in an amount equal to 15 percent of the cost of repairs or other work carried out by or under the supervision of the Landlord which amount shall be in addition to the incurred costs of such work together with interest at a rate of six percent per annum above the Prime Rate from time to time on the aggregate of the foregoing from the date funds were expended by the Landlord until actual payment thereof by the Tenant;

          (b) may recover as Additional Rent all sums paid or expenses incurred hereunder by the Landlord, which ought to have been paid or incurred by the Tenant, or for which the Landlord hereunder is entitled to reimbursement from the Tenant, and any interest owing to the Landlord hereunder by any and all remedies available to it for the recovery of Base Rent in arrears;

          (c) if the Tenant shall fail to pay any Rent or other amount from time to time payable by it to the Landlord hereunder promptly when due, shall be entitled to interest thereon at a rate of six percent per annum above the Prime Rate from time to time from, (except where interest commences to accrue earlier pursuant to Article 13.1(a)), the date upon which the same was due until actual payment thereof.

13.2       REMEDIES CUMULATIVE

The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the general law.

13.3       RIGHT OF RE-ENTRY ON TERMINATION

If this Lease shall have become terminated pursuant to any provision hereof, or if the Landlord shall have become entitled to terminate this Lease and shall have given notice terminating it pursuant to any provision hereof, then and in every such case it shall be lawful for the Landlord thereafter to enter into and upon the Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate.

13.4       RE-ENTRY AND TERMINATION

If and whenever the Landlord becomes entitled to or does re-enter the Premises under any provision of this Lease, the Landlord, in addition to all other rights and remedies, shall have the right to terminate this Lease forthwith by leaving upon the Premises notice in writing of such termination, and in such event the Tenant shall forthwith vacate and surrender the Premises.

13.5       RIGHTS ON RE-ENTRY

Whenever the Landlord becomes entitled to re-enter upon the Premises under any provision of this Lease, the Landlord, in addition to all other rights it may have, shall have the right to enter the Premises, as agent of the Tenant, either by force or otherwise without being liable for any loss or damage occasioned thereby and to relet them and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture or other property thereon and to sell the same at public or private sale without notice and to apply the proceeds thereof and any rent derived from reletting the Premises, after deducting its costs of conducting such sale and its cost of reletting, upon account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency, if any.

13.6       DISTRESS

The Tenant waives and renounces the benefit of any present or future law taking away or limiting the Landlord's right of distress on the property of the Tenant and, notwithstanding any such law, the Landlord may seize and sell the Tenant's goods and chattels, excepting for records and reports of a confidential nature, whether within the Premises or removed therefrom and apply the proceeds of such sale upon Rent and all other amounts outstanding including the cost of the seizure and sale in the same manner as might have been done if such law had not been passed. The Tenant further agrees that if it leaves the Premises leaving any Rent or other amounts provided to be paid under this Lease unpaid, the Landlord, in addition to any remedy otherwise provided at law or in equity, may seize the goods and chattels of the Tenant at any place to which the Tenant or any other person may have removed them from the Premises in the same manner as if such goods and chattels had remained upon the Premises. For the purposes of making any such distress the Landlord, by itself, its agents and bailiffs may break open any door or window and enter upon the Premises at any time after Rent or other monies shall accrue due.

13.7       PAYMENT OF RENT, ETC., ON TERMINATION

If the Landlord shall re-enter and this Lease shall be terminated as provided for herein, then the Tenant shall pay to the Landlord on demand:

          (a) Rent up to the time of re-entry or termination, whichever shall be the later, plus accelerated Rent as herein provided;

          (b)  all other amounts payable hereunder until such time;

          (c) such expenses as the Landlord may incur or have incurred in connection with reentering or terminating and reletting, or collecting sums due or payable by the Tenant or realizing upon assets seized including brokerage, legal fees and disbursements (on a solicitor-client basis), and the expense of keeping the Premises in good order, repairing the same and preparing them for reletting; and

          (d) as liquidated damages for the loss of Rent and other income of the Landlord expected to be derived from the Lease during the period which would have constituted the unexpired portion of the Term had it not been terminated, the amount, if any, by which the rental value of the Premises for such period established by reference to the terms and provisions of this Lease exceeds the rental value of the Premises for such period established by reference to the terms and provisions upon which the Landlord relets them, if such reletting is accomplished within a reasonable time after termination of this Lease, and otherwise with reference to all market and other relevant circumstances. Rental value is to be computed in each case by reducing to present worth at an interest rate equal to the then current Prime Rate all Rent and other amounts to become payable for such period and where the ascertainment of amounts to become payable requires it, the Landlord may make estimates and assumptions of fact which shall govern unless shown to be unreasonable or erroneous.

14.        CANCELLATION OF INSURANCE AND EVENTS TERMINATING LEASE

The Landlord and Tenant further covenant and agree as follows:

14.1       CANCELLATION OF INSURANCE

If any policy of insurance upon the Building from time to time effected by the Landlord shall be cancelled or be about to be cancelled by the insurer or an insurer shall refuse or decline to place or renew insurance by reason of the use or occupation of the Premises by the Tenant or any assignee, subtenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate, renew, replace or avoid cancellation of (as the case may be), such policy of insurance, without limitation to any other right or remedy of the Landlord under this Lease, the Landlord may at its option, at any time and without notice enter upon the Premises and remove the said use or condition in which event the Tenant shall forthwith on demand pay to the Landlord the cost to the Landlord related to such removal together with a supervisory fee of 15 percent of such cost and with interest on the aggregate of the foregoing from the date funds were expended by the Landlord until actual payment thereof.

14.2       DEFAULT

If and whenever:

          (a) the Rent hereby reserved, or any part thereof, be not paid when due, or there is non-payment of any other sum which the Tenant is obligated to pay under any provisions hereof, and in either case such default shall continue for ten days after notice by the Landlord requiring the Tenant to rectify the same; or

          (b) the Term or any goods, chattels, equipment or other personal property of the Tenant shall at any time be taken or be eligible in execution or attachment or if a writ of execution shall issue against the Tenant, or the Tenant shall attempt or threaten to move its goods, chattels or equipment out of the Premises (other than in the ordinary course of its business or as permitted hereunder) or shall, for a period of ten consecutive days (without the prior written consent of the Landlord) fail to conduct business from the Premises; or

          (c) the Premises shall be vacated or abandoned or remain unoccupied for 15 days or more while capable of being occupied; or

          (d) the Tenant shall become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any Act that may be in force for bankrupt or insolvent debtors or, if the Tenant is a corporation, become involved in a winding up proceeding or other proceeding for the termination of its corporate existence or if a receiver shall be appointed for the business, property, affairs or revenues of the Tenant or if any governmental authority should take possession of the business or property of the Tenant or the Tenant shall make a general assignment for the benefit of creditors; or

          (e) without the written consent of the Landlord, the Premises shall be used by any persons other than the Tenant or its permitted assigns or sub-tenants or for any purpose other than that for which they were leased, or shall be occupied by any person whose occupancy is prohibited by this Lease; or

          (f) the Tenant shall assign or sublet or purport to assign or sublet any portion or all of the Term or the Premises without the written consent of the Landlord or control of the Tenant, if a corporation, is changed without the prior written consent of the Landlord, in either case as required pursuant to Article 9; or

          (g)  the Tenant shall fail to:

               (1) remedy any condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of any insurance policy on the Property or any part thereof within 24 hours after notice thereof by the Landlord; or

               (2) in the case of any such condition which reasonably would require more than 24 hours to remedy, commence remedial action within the said 24 hour period and thereafter promptly, diligently and continuously proceed with the remedial action until the condition has been remedied; or

          (h) the Tenant shall breach or fail to observe or perform any other of the covenants, agreements, provisions, stipulations and conditions herein to be observed, performed and kept by the Tenant and shall persist in such failure for 15 days after notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or in the case of any such breach which reasonably would require more than 15 days to rectify, unless the Tenant shall commence rectification within the said 15 day period and thereafter promptly and diligently and continuously proceed with the rectification of the breach);

then and in any of such cases, at the option of the Landlord, the full amount of the current month's and the next three months' monthly Rent shall immediately become due and payable and the Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Premises or any part thereof in the name of the whole and remove and sell the Tenant's goods, chattels and equipment therefrom any rule of law or equity to the contrary notwithstanding; and the Landlord may seize and sell such goods, chattels and equipment of the Tenant as are in the Premises or at any place to which the Tenant or any other person may have removed them in the same manner as if they had remained and been distrained upon the Premises; and such sale may be effected in the discretion of the Landlord either by public auction or by private treaty, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide.

15.        MISCELLANEOUS

The Landlord and Tenant further covenant and agree as follows:

15.1       NOTICES

All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if personally served or sent by registered mail (postage prepaid with return receipt requested) or sent by telecopier to the Landlord or the Tenant at the addresses hereinbefore set forth or in the case of the Tenant at the Premises in lieu of the address hereinbefore set forth.

Provided, however, that such address may be changed upon five Business Days written notice thereof, similarly given, to the other party.

The date of receipt of any such notice, demand, request, consent, approval or other instrument shall be deemed to be as follows:

          (a)  in the case of personal service, the date of service;

          (b) in the case of registered mail, the fifth Business Day following the date of delivery to the Post Office, provided, however, that in the event of an interruption of normal mail service receipt shall be deemed to be the fifth Business Day following the date on which normal mail service is restored;

          (c) in the case of telecopy, the Business Day next following the day of sending.

Any notices required or permitted to be given by the Landlord pursuant to the terms of this Lease may be served by the Landlord, its lawyer or its managing agent.

15.2       ENTIRE AGREEMENT

The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied relating to this Lease or the Premises save as expressly set out in this Lease and the Offer to Lease. In the event of any conflict between the provisions of the Offer to Lease and this Lease, the provisions of this Lease will govern. This Lease may not be modified except by an agreement in writing executed by the Landlord and the Tenant.

15.3       AREA DETERMINATION

In the event that any calculation or determination by the Landlord of the Rentable Area of any premises (including the Premises) of the Building is disputed or called into question, it shall be calculated or determined by the Landlord's Architect, whose certification shall be conclusive, the cost of such remeasurement to be paid by and borne by the party so disputing or calling into question the previous calculation or determination. The Landlord may at any time convert all measurements relating to this Lease to metric measurements and the Lease shall be appropriately modified.

15.4       SUCCESSORS AND ASSIGNS, INTERPRETATION

This Lease and everything herein contained shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and the heirs, executors, administrators, successors and permitted assigns of the Tenant. References to the Tenant shall be read with such changes in gender as may be appropriate, depending on whether the Tenant is a male or female person or a firm or corporation, and if the Tenant is more than one person or entity, the covenants of the Tenant shall be deemed joint and several.

15.5       FORCE MAJEURE

Save and except for the obligations of the Tenant as set forth in this Lease to pay Base Rent, Additional Rent, rent and any other monies required to be paid to the Landlord, if either party shall fail to meet its obligations hereunder within the time prescribed, and such failure shall be caused or materially contributed to by any cause beyond the reasonable control of such party (but lack of funds on the part of such party shall be deemed not to be a force majeure), such failure shall be deemed not to be a breach of the obligations of such party hereunder but such party shall use reasonable diligence to put itself in a position to carry out its obligations hereunder, and the time for fulfilment of such obligation shall be extended for the period in which such circumstance operates to delay or prevent the fulfilment thereof and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

15.6       WAIVER

Failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or relinquishment of any such covenant, condition, right or option, but the same shall remain in full force and effect. The Tenant undertakes and agrees, for itself and for any person claiming to be a subtenant or assignee, that the acceptance by the Landlord of any rent from any person other than the Tenant shall not be construed as a recognition of any rights not herein expressly granted, or as a waiver of any of the Landlord's rights, or as an admission that such person is, or as a consent that such person shall be deemed to be, a subtenant or assignee of this Lease, irrespective of whether the Landlord or said person claims that such person is a subtenant or assignee of this Lease. The Landlord may accept rent from any person occupying the Premises at any time without in any way waiving any right under this Lease.

15.7       GOVERNING LAW, COVENANTS, SEVERABILITY

This Lease shall be governed by and construed in accordance with the laws of the Province of British Columbia. The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate section hereof. Should any provision or provisions of this Lease be illegal or not enforceable, it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

15.8       HEADINGS, CAPTIONS

The headings and captions appearing in this Lease have been inserted for convenience of reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provisions hereof.

15.9       TIME FOR PAYMENT

Unless otherwise expressly provided in this Lease, all amounts (other than Rent) required to be paid by the Tenant to the Landlord pursuant to this Lease shall be payable on demand at the place designated by the Landlord for payment of Rent and if not so paid within ten days of such demand be treated as Rent in arrears.

15.10      TIME OF ESSENCE

Time shall be of the essence of this Lease.

15.11      OPTION TO EXPAND

          (a) Provided that the Tenant has then duly and punctually met and performed each and every one of the covenants, provisos and agreements herein contained on the part of the Tenant to be per-formed, except only for any failure to do so which is deemed to be immaterial in nature, the Landlord will, on or before the last day of the 36th month of the Term, deliver to the Tenant a written notice stating a date (the "Option Space Commencement Date") not earlier than the first day of the 37th month of the Term and not later than the first day of the 43rd month of the Term on which the Option Space will become part of the Premises if within five Business Days after receiving said notice the Tenant, by written notice delivered to the Landlord, exercises its option to expand the Premises to include the Option Space.

          (b) If the Tenant exercises its option under Article 15.11(a) by delivering said notice to the Landlord as and when provided in
               Article 15.11(a), then beginning on the Option Space Commencement Date and continuing throughout the Term the Option Space will be and be deemed to be part of the Premises for all purposes hereunder, except that no abatements of rent or fixturing period provided for in the Offer to Lease or this Lease will apply to the Option Space and any contributions by the Landlord to the cost of Leasehold Improvements and any other incentives provided by the Landlord will be prorated based on the portion of the Term then remaining as of the Option Space Commencement Date. Nothing in this paragraph (b) will prevent the Base Rent abatements in clauses 4. and 5. of Article 4.1 from applying to the Option Space if pursuant to Article 1.20(d) the Option Space becomes included in the Premises in place of the Expansion Space.

          (c) If the Tenant does not exercise its option under Article 15.11(a) by delivering said notice to the Landlord as and when provided in
               Article 15.11(a), then:

               (1) except as may be applicable under Article 15.12, the Landlord will have no further obligation whatsoever to the Tenant regarding the Option Space and the Tenant will have no further rights with respect to the Option Space; and

               (2) at any time before the date that is 180 days before the fifth anniversary of the Commencement Date the Landlord will have the right, in its sole discretion, to notify the Tenant in writing that for purposes of Article 1.20(d) the Option Space and not the Expansion Space will become included in the Premises beginning on the fifth anniversary of the Commencement Date.


15.12      RIGHT OF FIRST OFFER

          (a) Provided that the Tenant has, at the time it wishes to exercise any rights under this Article 15.12, duly and punctually met and performed each and every one of the covenants, provisos and agreements herein contained on the part of the Tenant to be performed, except only for any failure to do so which is deemed to be immaterial in nature, then beginning on the third anniversary of the Commencement Date and continuing throughout the Term the Tenant will have a continuous "Right of First Offer" as follows. Whenever any portion of the Building becomes available for lease, the Landlord will give the Tenant a written notice stating:

               (1) that said portion of the Building ("RFO Space") has become available for lease;

               (2) the Base Rent and any terms and conditions different from those in this Lease for and on which the Landlord proposes to lease the RFO Space; and

               (3) the date (the "RFO Commencement Date") as of which the Landlord is prepared to lease the RFO Space.

               The Tenant will have the right for a period of five clear Business Days after receipt of said notice (the "Landlord's RFO Notice") to notify the Landlord in writing that the Tenant will lease the RFO Space. The Tenant's giving such notice (the "Tenant's RFO Notice") will create a binding agreement between the Landlord and the Tenant for the lease of the RFO Space by the Landlord to the Tenant for a term commencing on the RFO Commencement Date and expiring simultaneously with the expiration of the Term, for the Base Rent and on the terms and conditions specified in the Landlord's RFO Notice, and otherwise on the terms and conditions in this Lease except that no abatements of rent or fixturing period provided for in the Offer to Lease or this Lease will apply to the RFO Space and any contributions by the Landlord to the cost of Leasehold Improvements and any other incentives provided by the Landlord will be prorated based on the portion of the Term then remaining as of the RFO Commencement Date. Nothing in this paragraph (a) will prevent the Tenant from having the benefit of any rent abatement or fixturing period provided for in the Landlord's RFO Notice.

          (b) If the Tenant does not give the Landlord a Tenant's RFO Notice within the time specified in Article 15.12(a) following receipt of a Landlord's RFO Notice, then for a period of six months from and after the date of receipt of the Landlord's RFO Notice, the Landlord shall be free to lease the RFO Space identified in the Landlord's RFO Notice to any third party for a base annual rent and on terms and conditions no more favourable to said third party than those offered to the Tenant in the Landlord's RFO Notice.

          (c) After the expiration of a period of six months following the Landlord's delivery of a Landlord's RFO Notice as to any particular RFO Space, the Tenant's rights under Article 15.12(a) will again pertain as to such RFO Space, and the Landlord's obligation under Article 15.12(a) to provide a Landlord's RFO Notice before leasing such RFO Space to a third party will again apply.

          (d)  The Tenant shall not assign any of its rights set forth in this
               Article 15.12 and shall not sublet any RFO Space, other than in conjunction with an assignment otherwise permitted hereunder of all of the Tenant's right, title and interest in and to this Lease, or a sublease otherwise permitted hereunder of the entire Premises.

15.13      RIGHT OF CANCELLATION

The Tenant will have the right, by delivering a notice to the Landlord before the sixth anniversary of the Commencement Date stating that the Tenant wishes to terminate this Lease as of the day immediately preceding the seventh anniversary of the Commencement Date (the "Cancellation Date"), to so terminate this Lease. The Tenant agrees that if the Tenant exercises the right to so terminate this Lease, the Tenant will pay to the Landlord, no later than the Cancellation Date, a dollar amount equal to the unamortized balance (as of the Cancellation Date) of the sum of all abatements of Base Rent, the "Improvement Allowance" and "Moving Expenses" paid by the Landlord to the Tenant under the Offer to Lease, based on a ten percent interest rate compounded semi-annually.

15.14      OPTIONS TO RENEW

          (a) FIRST OPTION TO RENEW. Provided that the Tenant has then duly and punctually met and performed each and every one of the covenants, provisos and agreements herein contained on the part of the Tenant to be performed, except only for any failure to do so which is deemed to be immaterial in nature, the Landlord shall, at the expiration of the Term and on the written request of the Tenant delivered to the Landlord not earlier than the date that is one year before the last day of the Term and not later than the day that is six months before the last day of the Term, grant to the Tenant a renewal of this Lease of the Premises for a further term of five years from the end of the Term (the "First Extended Term") on the same terms and conditions as in this Lease, except as to Base Rent, any abatements of rent, any fixturing period, any contributions by the Landlord to the cost of Leasehold Improvements, any other incentives provided by the Landlord, this First Option to Renew and the Second Option to Renew set forth in paragraph (b) below. The Landlord and the Tenant shall make all reasonable efforts to reach agreement as to the base annual rent for such five year period not more than three months prior to the commencement of the First Extended Term and not less than two months prior to the commencement of the First Extended Term and failing such agreement such base annual rent shall be fixed by a single arbitrator under the provisions of the COMMERCIAL ARBITRATION ACT, R.S.B.C. 1996, c. 55, and shall be the fair market rent for the Premises, having regard to the rent then currently being charged for premises of similar size, age, condition, quality, use and location in buildings similar to the Building and in comparable locations in the City of Burnaby. Such annual rent shall in any event be not less than the annual rent fixed in respect of the previous period for which annual rent has been fixed under this Lease.

          (b) SECOND OPTION TO RENEW. Provided that the Tenant has then duly and punctually met and performed each and every one of the covenants, provisos and agreements herein contained on the part of the Tenant to be performed, except only for any failure to do so which is deemed to be immaterial in nature, the Landlord shall, at the expiration of the First Extended Term and on the written request of the Tenant delivered to the Landlord not earlier than the date that is one year before the last day of the First Extended Term and not later than the day that is six months before the last day of the First Extended Term, grant to the Tenant a renewal of this Lease of the Premises for a further term of five years from the end of the First Extended Term (the "Second Extended Term") on the same terms and conditions as in this Lease, except as to Base Rent, any abatements of rent, any fixturing period, any contributions by the Landlord to the cost of Leasehold Improvements, any other incentives provided by the Landlord, and this Second Option to Renew. The Landlord and the

               Tenant shall make all reasonable efforts to reach agreement as to the base annual rent for such five year period not more than three months prior to the commencement of the Second Extended Term and not less than two months prior to the com- mencement of the Second Extended Term and failing such agreement such base annual rent shall be fixed by a single arbitrator under the provisions of the COMMERCIAL ARBITRATION ACT, R.S.B.C. 1996, c. 55, and shall be the fair market rent for the Premises, having regard to the rent then currently being charged for premises of similar size, age, condition, quality, use and location in buildings similar to the Building and in comparable locations in the City of Burnaby. Such annual rent shall in any event be not less than the annual rent fixed in respect of the previous period for which annual rent has been fixed under this Lease.

15.15      BICYCLE STORAGE

The Landlord shall make a provision for secured bicycle storage within the Building, for the Tenant's exclusive use, with space to accommodate at least 60 bicycles. The Landlord will pay for the initial set-up of said space, but all operating, maintenance and repair costs will be included in Operating Costs.

15.16      LANDLORD'S WARRANTY

The Landlord warrants that as of the Commencement Date:

          (a)  the Building will be zoned to permit the Permitted Use; and

          (b) the Building will comply with applicable municipal codes pertaining to handicap accessibility.

15.17      CONSENTS AND APPROVALS

Wherever the consent or approval of a party is required under the terms hereof it shall be understood that such shall not be unreasonably delayed or withheld unless the provisions hereof expressly provide for the contrary.

15.18      LANDLORD'S NOTICE

The Landlord acknowledges that due to the nature of the Tenant's business, the Tenant is subject to confidentiality agreements and in consideration thereof, the Landlord agrees that whenever (except in the case of emergency) it enters the Premises under any of Articles 5.13, 5.14 and 8.2(b) of this Lease, the Landlord's prior written notice will identify, to the extent reasonably possible, the Landlord's purpose in entering the Premises, the area or areas of the Premises to be entered, and the identity of the individual or individuals entering the Premises, and the persons entering the Premises will comply with the Tenant's reasonable security procedures such as wearing identification badges, if required.

15.19      ARBITRATION

If there is a dispute between the Landlord and the Tenant with respect to the calculation of Additional Rent, a party may give notice to the other party requiring that the dispute be referred to the chief executive officer of each party. When this notice is given, each party will cause its respective chief executive officer to promptly begin discussions with each other with a view to settling the dispute. A unanimous decision of the chief executive officers which is communicated by notice from them to the parties will be binding on the parties. If the chief executive officers do not communicate a unanimous decision by notice within 15 days after the date of the notice referring the matter to them, then the dispute or issue will be submitted to arbitration under the British Columbia COMMERCIAL ARBITRATION ACT. The award of the arbitrator will be final and binding on the parties.

IN WITNESS WHEREOF the Landlord and Tenant have executed this Lease the day and year first above written.

The common seal of KAB Properties         )
Inc was hereto affixed in the presence    )
of:                                       )
                                          )
__/S/ ILLEGIBLE___________________________)                             c/s
Authorized Signatory                      )
                                          )
--------------------------------          )
Authorized Signatory                      )
                                          )
                                          )
The common seal of SPECTRUM               )
SIGNAL PROCESSING INC was                 )
hereto affixed in the presence of:        )
__________________________________________)                              c/s
   ---------------
Authorized Signature                      )
                                          )
____ S/ MARTIN MCCONNELL__________________)
Authorized Signatory                      )

                               AMENDMENT OF LEASE

                                                           DATE: January 5, 2000

BETWEEN: KAB PROPERTIES INC., B.C. Incorporation No. 397623, a body corporate carrying on business at 2694 - 1055 Dunsmuir Street, Four Bentall Centre, P.O. Box 49297, in the City of Vancouver, in the Province of British Columbia, V7X 1L3

                                  ("Landlord")

AND: SPECTRUM SIGNAL PROCESSING INC., B.C. Incorporation No.331399, a body corporate carrying on business at One Spectrum Court, 2700 Production Way, in the City of Burnaby, in the Province of British Columbia, V5A 4V7

                                   ("Tenant")

IN RESPECT OF PREMISES 1N:

                     2700 Production Way, Burnaby, B.C.


LANDLORD AND TENANT, in consideration of the covenants herein contained, hereby agree as follows:

1.        (a)  "Building" means One Spectrum Court, 2700 Production Way located in the City of Burnaby, B.C.

          (b) "Premises" means Sixty-three thousand, six hundred and seventy-three (63,673) square feet of space on the First, Second, Third, Fourth and P1 floors.

          (c) "Lease" means the lease between the Landlord and Tenant dated July 21, 1998 covering the Premises.

          (d)  "Amendment Date" means the 1st day of July, 1999.

2.   Effective on the Amendment Date,

          "Article 3.1 Term" of the Lease shall be declared to be as follows:
          The term of this Lease shall be ten years and shall commence on July 1, 1999 (the "Commencement Date") to be fully completed and ended on June 30, 2009.

              "Article 1.20 Premises" of the Lease is clarified as follows:

         Floor               Rentable Area

         P1    1,826 sq. ft. (men's change room)
           1   2,893 sq. ft. (reception and fitness area)
           2  24,027 sq. ft.
           3  23,932 sq. ft.
           4 10,995 sq. ft. (balance of floor future option space) 5 is where the expansion space is located

3. Except as specifically provided herein, the terms and conditions of the Lease are confirmed and continued in full force and effect.

4. This indenture shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto.


IN WITNESS WHEREOF the parties hereto have executed this indenture by affixing their corporate seals by their authorized officers in that behalf, or by Tenant's signature hereto, as of the date first above written.

The common seal of KAB Properties         )
Inc was hereto affixed in the presence    )
of:                                       )
                                          )
__/S/ ILLEGIBLE___________________________)                             c/s
Authorized Signatory                      )
                                          )
--------------------------------          )
Authorized Signatory                      )
                                          )
                                          )
The common seal of SPECTRUM               )
SIGNAL PROCESSING INC was                 )
hereto affixed in the presence of:        )
__________________________________________)                              c/s
   ---------------
Authorized Signature                      )
                                          )
____ S/ MARTIN MCCONNELL__________________)
Authorized Signatory                      )




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